UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 18, 2009
QuikByte Software, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-52228	33-0344842

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)
6042 Cornerstone Ct. West, Suite B
San Diego, CA 92121
(Address of principal executive offices, including zip code)
(858) 205-4193
(Registrant’s telephone number, including area code)
4400 Biscayne Boulevard, Suite 950
Miami, Florida 33137
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
          The disclosures set forth in Item 2.01 to this Current Report on Form 8-K are incorporated by reference into this Item 1.01.
Item 2.01. Completion of Acquisition or Disposition of Assets.
          On September 18, 2009 (the “Closing Date”), QuikByte Software, Inc., a Colorado corporation (“QuikByte”, the “Company” or “we”, “our” or “us”), consummated its acquisition of Sorrento Therapeutics, Inc., a Delaware corporation (“STI”), pursuant to that certain Merger Agreement, dated July 14, 2009, as amended (referred to as the “Merger Agreement”), by and among the Company, STI and Sorrento Merger Corp., Inc., a Delaware corporation and our wholly-owned subsidiary (“Merger Sub”), Stephen Zaniboni, as Stockholders’ Agent thereunder (“Stockholders’ Agent”), and Glenn Halpryn, as Parent Representative thereunder (“Parent Representative”). In accordance with the Merger Agreement, Merger Sub merged with and into STI (the “Merger”), with STI as the surviving corporation and as our wholly-owned subsidiary. At the closing of the Merger (the “Merger Closing”), all of the issued and outstanding shares of STI common stock (the “STI Shares”) were converted into the right to receive an aggregate of 169,375,807 shares of QuikByte common stock, par value $0.0001 per share (the “QuikByte Common Stock”).
          Immediately prior and as a condition to the Merger Closing, QuikByte entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with the investors listed on Exhibit A thereto (the “Investors”) pursuant to which QuikByte received an aggregate investment of $2.0 million in consideration for an aggregate of 44,634,374 shares of QuikByte Common Stock (the “Financing”). The Investors included affiliates of Dr. Phillip Frost, Chairman and Chief Executive Officer of OPKO Health, Inc. (“OPKO”), which was a 34.8% stockholder of STI prior to the Merger, an entity in which Mr. Glenn Halpryn, a director of the Company and its former Chairman, President and Chief Executive Officer, and Mr. Steven Jerry Glauser, a greater than 5% shareholder of the Company, are members, Mr. Noah Silver, a former director and Vice President, Secretary and Treasurer of the Company, and Mr. Ronald Stein, a former director of the Company. Proceeds from the Financing are expected to be used to fund the Company’s general working capital and post-Merger research and development activities.
          Upon completion of the Merger, after giving effect to the Financing, the QuikByte shareholders as of immediately prior to the Financing owned approximately 4.92% of the Company, the Investors, some of whom were QuikByte shareholders as of immediately prior to the Financing, owned approximately 19.83% of the Company, not including the shares of QuikByte they owned immediately prior to the Financing, and the former holders of STI Shares (including OPKO) owned approximately 75.25% of the Company, in each case on a fully-diluted basis.
          Additionally, pursuant to the Merger Agreement, upon consummation of the Merger the board of directors of the Company was expanded from five to seven members, all prior QuikByte directors except for Mr. Glenn Halpryn and Dr. Curtis Lockshin resigned, and the following new directors were appointed: Drs. S. James Freedman, Henry Ji, Antonius Schuh and Ernst-Güenter Afting and Mr. Lewis Shuster. Each of the new directors will hold office until the earlier of the next annual meeting of shareholders and the election and qualification of their successors or their earlier death, resignation or removal. Additionally, effective upon consummation of the Merger, Glenn L. Halpryn resigned as Chief Executive Officer and President and Noah Silver resigned as Vice President, Secretary and Treasurer, and our board of directors appointed the following persons to serve in the offices set forth across from their names:

Name	Title(s)
Dr. Antonius Schuh	Chief Executive Officer
Dr. Henry Ji	Chief Scientific Officer and Secretary
          Also pursuant to the Merger Agreement, the holders of 66.2% of the shares of QuikByte Common Stock as of prior to the Financing, prior holders of 100% of the STI Shares and the holders of 100% of the shares of QuikByte Common Stock acquired by the Investors in the Financing entered into lock-up agreements in respect of each such persons’ or entities’ shares of QuikByte Common Stock. The lock-up agreements provide that such shares may not be sold, directly or indirectly, for a period of 24 months following consummation of the Merger, subject to certain exceptions.
          The QuikByte Common Stock issued under the Merger Agreement to the holders of STI Shares, and the shares sold to the Investors in the Financing, were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving a public offering. None of these securities may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. No registration rights have been granted to the prior holders of STI Shares or any other party.
          The consolidation effected by the Merger will be accounted for as a reverse acquisition wherein STI will be treated as the acquirer for accounting purposes since it will control the combined enterprise.
          Subsequent to the Merger and subject to approval by our shareholders, we intend to change our name to “Sorrento Therapeutics, Inc.” and redomesticate or reincorporate from a corporation organized and existing under the laws of the State of Colorado to a corporation organized and existing under the laws of the State of Delaware. Former holders of STI Shares which now represent more than 50% of the outstanding shares of QuikByte Common Stock have agreed to vote in favor of the preceding matters if a vote to approve them is held within three months of the Closing Date; among such holders are Drs. Schuh and Ji, Mr. Zaniboni and OPKO. Our common stock is traded on the OTC Bulletin Board (“OTCBB”) under the symbol “QBSW.”
FORM 10 DISCLOSURES
          As disclosed elsewhere in this Current Report on Form 8-K, on September 18, 2009, we acquired STI upon consummation of the Merger. Item 2.01(f) of Form 8-K provides that if a registrant was a “shell company”, as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as we were immediately preceding the Merger, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act (“Form 10”).
          Accordingly, set forth below is the information that would be included in Form 10. Please note that the information provided below relates to the combined company subsequent to the Merger, except that information relating to periods before the Closing Date relates only to QuikByte, unless otherwise specifically indicated.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This Current Report on Form 8-K, including the Form 10 disclosures, contain “forward-looking statements”, as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Forward-looking statements include statements about our expectations, beliefs or intentions regarding our product offerings, business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described under the caption “Risk Factors” in Item 1A of these Form 10 disclosures, some of which are briefly listed below. We do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance. We undertake no obligation to update, and we do not have a policy of updating or revising, these forward-looking statements.

          Risks and uncertainties, the occurrence of which could adversely affect our business, are set forth in the section entitled “Risk Factors” below.
* * * * *
          Except where the context otherwise requires, the terms, “we,” “us,” “our” or “QuikByte” refer to the business of QuikByte Software, Inc. and its consolidated subsidiary, STI. “STI” refers to the business of Sorrento Therapeutics, Inc., our wholly-owned subsidiary. STI is our sole operating subsidiary and comprises all of our operations as of the date of this Current Report on Form 8-K.

Item 1.	Business.
          The following description of our business should be read in conjunction with the information included elsewhere in this Current Report on Form 8-K. The description contains certain forward-looking statements that involve risks and uncertainties. When used in this Current Report on Form 8-K, the words “intend,” “anticipate,” “believe,” “estimate,” “plan” and “expect” and similar expressions as they relate to us are included to identify forward-looking statements. Our actual results could differ materially from the results discussed in the forward-looking statements as a result of certain of the risk factors discussed below, and those described under “Risk Factors” in this Current Report on Form 8-K.
Sorrento Therapeutics, Inc.
          We are a development-stage biopharmaceutical company focused on applying our proprietary technology platform for the discovery and development of human therapeutic antibodies for the treatment of a variety of disease conditions, including cancer, inflammation, metabolic disease and infectious disease. We believe that our proprietary technology (the “STI Technology”) will allow us to construct an antibody library containing fully human antibodies. This library will be designed to facilitate the rapid identification and isolation of highly specific, antibody therapeutic product candidates that are fully human and that bind to disease targets appropriate for antibody therapy.
          Our objective is to construct a human antibody library and, either independently or through one or more partnerships with pharmaceutical or biopharmaceutical organizations, to identify drug development candidates derived from this library. We intend to focus our initial efforts toward using our proprietary technology to create a fully human antibody library that will be the basis for our subsequent development. Following the construction of our library, we plan to focus our efforts primarily in the identification and isolation of human antibody drug candidates. In the event we are successful in developing our antibody library and any product candidates, we intend to actively seek partners with experience and expertise in the antibody drug development field in order to engage in any clinical development of these candidates. In the event we are able to construct a fully human antibody library, our objective is to generate revenue through service fees, technology access fees and license fees by offering access to the library and any development candidates derived from the library.
          STI was originally incorporated as San Diego Antibody Company in California in 2006 and was renamed Sorrento Therapeutics, Inc. and reincorporated in Delaware in 2009. QuikByte was originally incorporated in Colorado in 1989. On July 14, 2009, STI, QuikByte, Merger Sub, Stockholders’ Agent and Parent Representative entered into the Merger Agreement. Pursuant to the Merger, which was consummated on September 18, 2009, Merger Sub merged with and into STI, the separate corporate existence of Merger Sub terminated and STI became a wholly-owned subsidiary of QuikByte. Subject to approval by QuikByte’s shareholders, QuikByte intends to change its name to “Sorrento Therapeutics, Inc.” and redomesticate from a corporation organized and existing under the laws of the State of Colorado to a corporation organized and existing under the laws of the State of Delaware. Former holders of STI Shares which now represent more than 50% of the outstanding shares of QuikByte Common Stock have agreed to vote in favor of the preceding matters if a vote to approve them is held within three months of the Closing Date, or six months under certain circumstances. Among these holders are Drs. Schuh and Ji, Mr. Zaniboni and OPKO.

          Our principal executive offices are located at 6042 Cornerstone Ct. West, Suite B, San Diego, CA 92121, and our telephone number at that address is (858) 205-4193. Our website is www.sorrentotherapeutics.com. The contents of our website are not part of this Current Report on Form 8-K.
Background to Antibodies
The Function of Antibodies
          The human immune system protects the body against a variety of infections and other illnesses. Specialized cells work together with the other components of the immune system to recognize, neutralize and eliminate from the body numerous foreign substances, infectious organisms and malignant cells.
          Antibodies are part of the body’s principal defense mechanism against disease-causing organisms and other foreign molecules and toxins. Antibodies are protein molecules that are capable of recognizing substances potentially harmful to the human body, known as antigens, and binding to those antigens to neutralize or block them from interacting with and causing damage to the body. Antibodies are capable of recognizing and distinguishing between the subtlest of molecular differences in antigens. Antibodies that bind tightly to antigens are said to have “high affinity.”
          Antibodies are naturally present in the blood and can survive in the circulation for extended periods in order to perform their surveillance and defense functions. Antibodies are made in the immune system by human white blood cells, called leukocytes. Human leukocytes produce millions of different types of antibodies, all with varying shapes that allow them to attach to and, as a result, neutralize different disease targets. For example, certain antibodies seek out and attach to viruses, bacteria and diseased cells, making them susceptible for destruction by the human immune system. Others attach to specific disease targets and block their interaction with other molecules or can be used to deliver a toxic agent to directly kill cancer cells.
          As depicted below, the basic structure of an antibody comprises four polypeptides of two different sizes, two identical light chains and two identical heavy chains, named according to their relative size. The heavy and light chains are assembled within the white blood cell to form an antibody molecule. Each chain has a variable region, which contains the binding site for an antigen and gives the antibody its specificity, and a constant region which interacts with other parts of the immune system to facilitate the removal of the pathogen or foreign molecule. The genetic code determining the structure of a given variable region is referred to as immunoglobulin variable domain sequence.

          Different antibodies are produced, in part, through random recombination of genes for the variable regions, as well as random pairing of the heavy and light chains. As a result, the immune system is able to adapt and produce antibodies against virtually any antigen. When an antibody encounters an antigen to which it binds, the white blood cell which produces the antibody proliferates to generate more antibodies against the target antigen. White blood cells which have differentiated to produce a specific antibody are called B lymphocytes.
Antibodies as Products
          Recent advances in the technologies for creating and producing antibody products, coupled with a better understanding of how antibodies and the immune system function in key disease states, have led to significant interest in the commercial development of antibodies as therapeutic products. Evidence of this commercial development is discussed in the following publications, among others:
•	According to a January 2009 publicly-available abstract for a market report titled “Antibodies in Oncology: Drug Pipeline Update 2009,” today “there are more than 222 companies plus partners developing more than 463 antibody based oncology drugs in more than 820 developmental projects” and, in total, “these antibody based drugs target around 64 different cancer indications.”

•	A press release published in pipelinereview.com on November 25, 2008, states: “In 2007, total sales for the 20 antibody drugs on the market amounted to more than US $25 billion and antibody sales are forecast to increase to approximately US $50 billion in 2013. Fully human antibodies are recognized as the next generation and the majority of therapeutic antibodies currently in development are humanized or fully human. The average industry timescale from discovery to pre-clinical development of antibody therapies is only two to three years, considerably shorter than the average six years for small molecules. Antibodies also incur lower attrition rates than small molecules.”

•	A publicly-available summary of the report titled “Monoclonal Antibody Therapeutics”, published by Bharat Book Bureau in August 2009, states: “Monoclonal antibodies achieved total sales of nearly $32bn in 2008 and have grown rapidly to command over 30% of the global biologic drug market” and that the authors of the report “expect significant opportunities for further commercial growth from 2009 to 2024.”

          We believe that, as products, antibodies have several potential clinical and commercial advantages over traditional therapies, including small molecule drugs and surgery. These advantages may include the following:
•	fewer unwanted and uncomfortable side effects as a result of high specificity for the disease target;

•	greater patient compliance (use) as a result of more favorable pharmacokinetics over traditional therapies, including better absorption, distribution, metabolism and excretion; and

•	enhanced ability to deliver various payloads, including drugs, radiation and toxins, to specific disease sites while avoiding surrounding (healthy) tissues.
Monoclonal and Chimeric/Humanized Antibodies
          The therapeutic antibodies marketed today generally belong to a class of molecules known as “monoclonal antibodies” (“mAbs”). This term is used to refer to a homogeneous population of antibody molecules that are identical in their structure and functional characteristics. Historically, the approach to generating monoclonal antibodies has been to immortalize antibody-producing white blood cells from mice, so that the cells are capable of reproducing over an indefinite period of time. Any of these immortalized, fused cells, known as hybridomas and producing a specific antibody with desired binding characteristics, can then be selected, cloned and expanded, allowing the large scale production of a mouse mAb, or mouse antibody.
          However, mouse antibodies are wholly composed of mouse protein sequences and tend to be recognized as “foreign” by the human immune system. When patients are repeatedly treated with mouse antibodies, they will begin to produce antibodies that effectively neutralize the mouse antibody, a reaction referred to as a Human Anti-Mouse Antibody (“HAMA”) response. In many cases, the HAMA response prevents the mouse antibodies from having the desired therapeutic effect and may cause the patient to have an allergic reaction.
          Recognizing the limitations of mouse mAbs, researchers have developed a number of approaches to make them appear more “human-like” to a patient’s immune system. For example, improved forms of mouse antibodies, referred to as “chimeric” and “humanized” antibodies, are genetically engineered and assembled from portions of mouse and human antibody gene fragments. While these chimeric and humanized antibodies are more human-like, they still retain a varying amount of the mouse antibody protein sequence, and accordingly may continue to trigger a HAMA response. Additionally, the chimeric/humanization process can be expensive and time-consuming, often requiring additional weeks or months of secondary manipulation after the initial generation of the mouse mAbs.
Human Antibodies
          The probability of inducing a HAMA response can be reduced through the generation of antibody therapeutic products with fully human protein sequences. Researchers have developed several antibody technologies to produce antibodies with 100% or fully human protein sequences. One approach to generating human antibodies, known as “antibody display” technology, involves cloning and expressing human antibody genes in novel contexts, such as bacteriophages, which are viruses that infect bacteria, yeast or ribosome/mRNA complexes, in order to display libraries of antibody fragments for subsequent in vitro selection against antigens. Ribosomes are intracellular organelles that synthesize proteins. The information for the sequence of amino acids used to synthesize a given protein comes from the mRNA sequence, which is “read” by the ribosome. A ribosome/mRNA complex is mRNA attached to a ribosome for translation into a protein. The STI Technology and the Winter II Technology discussed below are both antibody display technologies.
          Another approach to develop human antibodies, called “human mouse technology”, is based on genetically engineered strains of mice in which the attempt has been made to inactivate mouse antibody gene expression and to functionally replace it with human antibody gene expression. The so-called human mouse can be immunized with an antigen of interest, and if, after some time, which is often many months, a sufficient immune response has taken place, human antibody candidates may be obtained.
          An additional approach involves the clonal isolation and expansion of human B-lymphocytes. This approach is generally limited to creating antibodies only to non-human antigens or antigens to which the lymphocyte donor had previously responded. Accordingly, it may not be suitable for targeting many key diseases, such as cancer and inflammatory and autoimmune disorders, for which appropriate therapy might require antibodies to human antigens.

Technology Overview - Proprietary Human Antibody Library Technology
Winter II Technology
          An industry-leading technology for the construction of human antibody libraries is the so-called “Winter II Technology”, which was developed by the Medical Research Council (“MRC”) at Cambridge, UK, The Scripps Research Institute in La Jolla, CA, and Stratagene, Inc. in La Jolla, CA. The Winter II Technology was licensed in part to Cambridge Antibody Technology Group (“CAT”), which is now owned by AstraZeneca PLC, and in part to Domantis Ltd., which is now owned by Glaxo SmithKline PLC. Through a settlement of an intellectual property dispute with CAT, MorphoSys AG practices a variation of the Winter II Technology in constructing its antibody library. The Winter II Technology process applies certain established gene sequence amplification technologies, such as polymerase chain reaction (“PCR”), to construct human antibody libraries. Gene sequence amplification is a process that produces a large number of copies of a given nucleic acid sequence or a group of nucleic acid sequences, which are the sequences in molecules that carry genetic information or form structures within cells — most commonly DNA and RNA. PCR is sequence-dependent, which means it amplifies only one or more specific nucleic acid sequences, depending on which primer is used. A primer is a specific synthetic starter sequence used in the amplification process. Once a large number of copies of specific nucleic acid sequences are produced by amplification, the copied nucleic acid sequences are transferred into a display system, which can translate the nucleic acid sequence information into proteins. This translation is referred to as protein expression. The expressed proteins can be used for subsequent in vitro selection against antigens, or antibody targets. The Winter II Technology process is covered by U.S. patents that begin to expire in 2018.
STI Technology
          As opposed to the Winter II Technology, the STI Technology applies ribonucleic acid (“RNA”) transcription. RNA transcription is the replication of one strand of DNA template into hundreds of corresponding RNA sequences. Because it can be used with a single universal primer, RNA transcription is not sequence-dependent. Therefore, it can produce a large number of copies from a virtually unlimited variety of nucleic acid sequences and permits amplification of different gene sequences in parallel. When used to amplify immunoglobulin variable domain sequences, RNA transcription can amplify virtually the entire genetic information encoding for the variable domains of human antibodies. These amplified variable domain sequences can then be cloned into an appropriate expression system to produce a human antibody library.
          While PCR was introduced in the mid 1980s, primarily for the purpose of amplifying specific gene sequences, RNA transcription-based amplification has gained popularity since the mid-1990s, primarily for the amplification of complex genetic sequence mixtures prior to micro-array analysis. RNA transcription appears ideally suited for use in the construction of a fully human antibody library because RNA transcription-based amplification is designed for amplifying a complex population of gene sequences, including the numerous gene sequences coding for the variable domains of human antibodies, in parallel.
          We believe that the STI Technology will allow us to use RNA transcription-based amplification to construct a fully human antibody library. This library should facilitate the rapid identification and isolation of highly specific, antibody therapeutic product candidates that are fully human and that bind to disease targets appropriate for antibody therapy. The STI Technology was invented by Henry Ji, Ph.D., STI’s scientific co-founder and our Chief Scientific Officer. A U.S. patent covering the STI Technology was issued in July 2008.
Opportunity
          The commercial and clinical success of antibody therapeutics and the general preference for fully human antibodies has led to a recent industry consolidation, whereby a number of technology providers of human antibody discovery platforms have been acquired by large pharmaceutical or biopharmaceutical companies, or have entered into significant collaborative agreements with large pharmaceutical companies, which, in effect, limit third parties’ access to their discovery platforms. Specifically:

•	In 2006, AstraZeneca PLC acquired 100% ownership of CAT; Amgen Inc. acquired Abgenix, Inc.; and Glaxo SmithKline PLC entered into a large collaboration agreement with Genmab AS.

•	In 2007, Glaxo SmithKline PLC acquired Domantis Ltd., Eisai Co. acquired Morphotek, Inc. and Novartis AG entered into a large collaboration agreement with MorphoSys AG.

•	In 2009, Bristol-Myers Squibb Co. announced an agreement to acquire Medarex, Inc.
          We believe this industry consolidation has helped to create a market opportunity for a novel, proprietary technology to create fully human antibodies.
Sorrento Therapeutics Strategy
          Our objective is to develop a human antibody library and potentially become a leading partner to the pharmaceutical and biopharmaceutical industry as a provider of (1) access to human antibody libraries, and (2) human antibody drug development candidates derived from our libraries. Key elements of our strategy to accomplish this objective include the following:
•	Constructing a large, naïve-human antibody library for antibody product development. Utilizing the STI Technology, we intend to construct a large, well characterized human antibody library. Following construction, we plan to screen clinically established antigens in the areas of infectious diseases, cancer, cardiovascular, or autoimmune and inflammatory diseases against this library with the goal to identify high affinity, functional antibodies. We believe these antibodies will validate our library and represent potential proprietary drug development candidates. The human antibodies so isolated for the antigens will be subjected to further biochemical characterization and functional testing, such as binding affinity, specificity and kinetics. The isolated human antibodies may undergo further optimization, applying for example in vitro maturation or molecular evolution to improve their affinity and specificity. We expect to gain access to antigens through contractual arrangements with leading academic researchers and companies involved in the identification and development of antigens or from publicly available sources.

•	Constructing patient- or disease-specific human antibody libraries. We plan to make our platform technology available to others and generate revenues by selectively entering into contracts with pharmaceutical and biotechnology companies interested in using the STI Technology to develop antibody-based products.

Among others, we plan to offer services where we construct human antibody libraries from blood samples derived from patient populations proposed by our potential collaboration partners, who may have an interest in the human immune response observed in individuals suffering from a specific condition.

•	Establishing partnerships to seek development efficiency. We intend to minimize technology risk and optimize development efficiency. For fast follower products, the clinical development program established by the first-in-class provider is a significant advantage, as it represents a development strategy that has been shown to be successful. For first-in-class products, we expect to seek partnerships with biopharmaceutical companies with experience and expertise in the clinical indications under consideration for any drug candidates we develop.
          See the section entitled “Risk Factors” in this Current Report on Form 8-K for a discussion of some of the risks relating to the execution of our business strategy.

Competitive Analysis
Winter II
          The Winter II Technology is an industry leading antibody display technology, which is applied by CAT (now owned by AstraZeneca PLC), Domantis Ltd. (now owned by Glaxo SmithKline PLC) and Morphosys AG (engaged in a large collaboration with Novartis AG). Winter II Technology is a process to generate human antibody libraries via amplification of the highly variable regions of the heavy and light chains of human immunoglobulin genes obtained from human blood samples, followed by cloning and expression in a display system. The Winter II Technology is deemed to be the gold standard for the construction of an antibody library.
Additional Competitors
          An additional approach involves the clonal isolation and expansion of human B-lymphocytes. This approach is generally limited to creating antibodies only to non-human antigens or antigens to which the lymphocyte donor had previously responded. Accordingly, it may not be suitable for targeting many key diseases, such as cancer and inflammatory and autoimmune disorders, for which appropriate therapy might require antibodies to human antigens.
          Another approach to develop human antibodies, called “human mouse technology”, is based on genetically engineered strains of mice in which the attempt has been made to inactivate mouse antibody gene expression and to functionally replace it with human antibody gene expression. The so-called human mouse can be immunized with an antigen of interest, and if, after some time, which is often many months, a sufficient immune response has taken place, human antibody candidates may be obtained. Based on publicly-available information, other approaches to generating fully human antibodies from mice that we believe are being pursued by our competitors include:
•	Transgenic mice containing heavy human chain and human light chain genes on a “minilocus” (which are mice that possess a relatively small number of representative human heavy and light chain genes in their genome).

•	“Transchromosomic” mice that contain large numbers of human heavy chain and light chain genes on one or more separate, or extra, chromosomes.

•	“KM-Mouse®” animals that are generated as a result of breeding “minilocus” containing mice with “transchromosomic” mice. “Transchromosomic” mice were developed by Kirin Brewing Co., Ltd. It is our understanding that “KM-Mouse” animals were developed through collaboration between Medarex, Inc. and Kirin Brewing Co. and are currently used by Medarex, Kirin and GenMab A/S.

•	We believe Avanir Pharmaceuticals and XTL Biopharmaceuticals Ltd. use technologies in which human B cells and T cells are implanted in mice with compromised immune systems.

•	BioSite Incorporated, through a collaboration with Medarex, generates human antibody phage display libraries from immunized “KM-Mouse” animals. Based on a review of publicly-available information, it is our understanding that these libraries are not used for deriving therapeutic antibody products.

•	Morphotek, Inc., a subsidiary of Esai Co, applies its MORPHODOMA® and Libradoma™ technologies for the generation of fully human antibodies.

•	AnaptysBio, Inc. applies certain components of somatic hypermutation to generate therapeutic antibodies.

•	Adimab, Inc. applies a yeast based platform for the development of fully human antibodires, which, it claims, provides results faster when compared to human B-cell/hybridoma cell line based approaches.
          The biopharmaceutical space is characterized by intense competition and rapid technological advances. Even if we are able to develop our proprietary platform technology and an antibody library, each will compete with a number of existing and future technologies and product candidates developed, manufactured and marketed by others. Specifically, we will compete against fully integrated pharmaceutical companies and smaller companies that are collaborating with larger pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. Many of these competitors have technologies already FDA-approved or in development. In addition, many of these competitors, either alone or together with their collaborative partners, operate larger research and development programs and have substantially greater financial resources than we do.

Our Technology Advantages
          We believe the STI Technology may offer the following advantages over competing technologies:
•	The STI Technology is being designed to provide the full spectrum of human immunoglobulin gene recombination in fully human mAb libraries. Unlike chimeric and humanization technologies, we believe the STI Technology will allow the generation of antibodies with fully human protein sequences and will not be exposed to the challenges and limitations of human-to-animal gene transfer procedures.

•	Because the STI Technology represents an in vitro human mAb library technology, it enables fast and cost-effective in vitro screening of a large number of antigens. The STI Technology is designed so that any antigen of interest can be investigated, without dependence on the successful induction of a host immune response against the antigen. As opposed to the human-mouse technology, the STI Technology does not require the establishment and maintenance of large animal husbandries, which are quite costly to establish and maintain. In addition, a given human antigen may not induce an immune response in mice. In such cases, the “human-mouse” technology appears to be less suitable for delivering human antibody development candidates.

•	We believe the STI Technology will deliver fully human mAb libraries. Once constructed, we believe these libraries will be stable and capable of being stored for long-term use at minimal maintenance cost.

•	The STI Technology applies RNA transcription-based amplification, which is linear and non-preferential, and should replicate and amplify the human immunoglobulin gene pool more faithfully than other amplification technologies, including Winter II Technology, potentially resulting in human antibody libraries more accurately displaying the human immunoglobulin gene pool.

•	While PCR is ideally suited to amplify one specific nucleic acid sequence at a time, RNA transcription supports amplifying large numbers of different nucleic acid sequences in parallel. RNA transcription-based linear amplification allows very large numbers of distinct nucleic acid sequences to be amplified in parallel. Therefore, it eliminates certain problems experienced with PCR, including preferred sequence specific amplification rates and amplification drop outs, which are sequences that are not or only incompletely amplified.

•	The STI Technology can potentially produce multiple product candidates against one or more antigens in a pathway of interest more quickly and cost effectively.
          In addition, we believe that the STI platform offers the following advantages over competing platforms:
•	We are an independent, development stage biotechnology company and, except for our license agreement with OPKO Health, we are not a party to agreements that restrict our right to enter into collaborative arrangements with third parties. By comparison, access to the Winter II Technology is, due to tightly held intellectual property rights in the United States and the aforementioned industry consolidation, restricted for United States pharmaceutical and biopharmaceutical companies.

•	We believe that the STI Technology can be applied by us for the construction of fully human antibody libraries without license costs pertaining to the Winter II Technology intellectual property licenses.

•	Unlike the STI Technology, due to tightly held intellectual property rights in the U.S. and the industry consolidation discussed above, access to the Winter II Technology is heavily restricted in the U.S.
Intellectual Property
          The STI Technology is an antibody display technology which is independent from the Winter II Technology and related intellectual property (“Winter II IP”), because the STI Technology applies RNA transcription for the amplification of human immunoglobulin variable domain sequences as opposed to PCR. The STI Technology was invented by Henry Ji, Ph.D., STI’s scientific co-founder and our Chief Scientific Officer, and assigned to us by Dr. Ji.
          A U.S. patent protecting the STI Technology was issued to us by the U.S. Patent and Trademark Office in July 2008. Proprietary protection for our products, processes and know-how is critical to our business. We rely on patents, trade secrets and proprietary know-how to protect our intellectual property rights. We plan to diligently prosecute and defend our patents and proprietary technology.
License Agreement with OPKO Health, Inc.
          In June 2009, we entered into a limited license agreement (the “License Agreement”) with OPKO Health, Inc. (“OPKO”) pursuant to which we granted OPKO an exclusive, royalty-free, worldwide license under all U.S. and foreign patents and patent applications owned or controlled by us or any of our affiliates (the “STI Patents”) to (i) develop, manufacture, use, market, sell, offer to sell, import and export certain products related to the development, manufacture, marketing and sale of drugs for ophthalmological indications (the “OPKO Field”) and (ii) use and screen any population of distinct molecules covered by any claim of the STI Patents or which is derived by use of any process or method covered by any claim of the STI Patents to identify, select and commercialize certain products within the OPKO Field. Subject to certain limitations, OPKO will have the right to sublicense the foregoing rights granted under the License Agreement. Additionally, pursuant to the License Agreement, OPKO has granted us an exclusive, royalty-free, worldwide license to any patent or patent application owned or controlled by OPKO or any of its affiliates (the “OPKO Patents”) to develop, use, make, market, sell and distribute certain products in any field of use, other than the OPKO Field (the “STI Field”).
          We have retained all rights in the STI Patents outside of the OPKO Field and we have agreed not to practice the OPKO Patents or the STI Patents outside the STI Field. Unless otherwise terminated in accordance with its terms, the License Agreement will expire upon the expiration of the last to expire patent within the STI Patents and OPKO Patents on a country-by-country basis.
Clinical Development
          If we are successful in developing a fully human antibody library, we intend to focus our effort primarily in the identification and isolation of the human antibody drug candidates and further characterize these antibody candidates in in vitro functional testing. Then, in light of our limited financial resources, we intend to actively seek product development partners in the biopharmaceuticals industry with experience and expertise in the antibody drug development field in order to engage in the clinical development of any product candidates we may seek to develop.
Manufacturing, Marketing and Sales
          We currently do not have any manufacturing or sales capaibilities. We may or may not manufacture the products we develop, if any. We intend to license to, or enter into strategic alliances with, larger companies in the biopharmaceutical businesses, which are equipped to manufacture, market and/or sell our products, if any, through their well-developed manufacturing capabilities and distribution networks. We intend to license some or all of our worldwide patent rights to more than one third party to achieve the fullest development, marketing and distribution of any products we develop.

Government Regulation
          We are in the early stages of developing our antibody libraries and we have not yet developed any product candidate. The U.S. Food and Drug Administration (“FDA”) regulates, among other things, the development, testing, manufacture, safety, efficacy, record-keeping, labeling, storage, approval, advertising, promotion, sale and distribution of biopharmaceutical products. Specifically, government authorities in the U.S., at the federal, state, and local level, and foreign countries extensively regulate, among other things, the following areas relating to products and product candidates labeled for use in humans:
•	research and development;

•	testing, manufacture, labeling and distribution;

•	advertising, promotion, sampling and marketing; and

•	import and export.
          In particular, human therapeutic products are subject to rigorous preclinical and clinical trials to demonstrate safety and efficacy and other approval procedures of the FDA and similar regulatory authorities in foreign countries. Clinical trial programs in humans generally follow a three-phase process. Typically, Phase 1 studies are conducted in small numbers of healthy volunteers or, on occasion, in patients afflicted with the target disease, to determine the metabolic and pharmacological action of the product candidate in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence of effectiveness. In Phase 2, studies are generally conducted in larger groups of patients having the target disease or condition in order to validate clinical endpoints, and to obtain preliminary data on the effectiveness of the product candidate and optimal dosing. This phase also helps determine further the safety profile of the product candidate. In Phase 3, large-scale clinical trials are generally conducted in hundreds of patients having the target disease or condition to provide sufficient data for the statistical proof of effectiveness and safety of the product candidate as required by U.S. and foreign regulatory agencies.
          Various federal, state, local, and foreign statutes and regulations also govern testing, manufacturing, labeling, distribution, storage and record-keeping related to such products and their promotion and marketing. The process of obtaining these approvals and the compliance with federal, state, local, and foreign statutes and regulations require the expenditure of substantial time and financial resources. In addition, the current regulatory and political environment at FDA could lead to increased testing and data requirements which could impact regulatory timelines and costs.
          There can be no assurance that in the event we seek to develop any product candidate, we or any of our partners would be able to satisfy one or more of these requirements to conduct pre-clinical or clinical trials or receive any regulatory approvals.
Employees
          As of July 31, 2009, STI had two employees and six consultants and advisors. A significant number of our management and our other employees and consultants have worked or consulted with pharmaceutical, biotechnology or medical product companies. While we have been successful in attracting skilled and experienced scientific personnel, there can be no assurance that we will be able to attract or retain the necessary qualified employees and/or consultants in the future. None of our employees are covered by collective bargaining agreements and we consider relations with our employees to be good.
Properties
          STI currently leases approximately 6,800 square feet of office, warehouse and laboratory space in San Diego, California. STI’s lease expires in August 2014, but includes an option to extend the term of such lease for one additional four year period. STI believes that its current facilities are adequate to meet its needs for the foreseeable future and that, should it be needed, suitable additional space will be available to accommodate expansion of its operations on commercially reasonable terms.

Item 1A.	Risk Factors.
          An investment in our company involves a significant level of risk. You should carefully consider the risks described below, together with all of the other information in this Current Report on Form 8-K, including all Form 10 information. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business. If any of the following risks actually occur, our business, financial condition and results of operations could suffer, and the trading price of our common stock could decline.
Risks Related to Our Business
We are a development-stage company subject to all of the risks and uncertainties of a new business, including the risk that we or our partners may never develop or market any products or generate revenues. We are currently unprofitable and cannot assure you that we will ever become or remain profitable.
          We are a recently formed development-stage biopharmaceutical company that has only recently begun operations and commenced research and development activity. There is no assurance that we will be able to satisfactorily develop our platform technology for the generation of fully human monoclonal antibodies for research, diagnostic and therapeutic use, identify and isolate therapeutics product candidates, or develop, market and commercialize these candidates. We do not expect any of our product candidates to be commercially available for a number of years, if at all. Even if we are able to commercialize our product candidates, there is no assurance that these candidates would generate revenues or that any revenues generated would be sufficient for us to become profitable or thereafter maintain profitability. We have not generated any revenues to date, and we do not expect to generate any such revenues for a number of years. Additionally, we have incurred operating losses since our inception and we expect to continue to incur significant operating losses for the foreseeable future. We also expect to continue to incur significant operating expenditures in the foreseeable future as we expand our research and development activities and seek to develop our technologies and product candidates. In the event that our operating losses are greater than anticipated or continue for longer than anticipated, we will need to raise significant additional capital sooner, or in greater amounts, than otherwise anticipated in order to be able to continue development of our technologies and maintain our operations.
We expect that we will require additional financing, and an inability to raise the necessary capital or to do so on acceptable terms would threaten the success of our business.
          We believe that our current cash balances and cash equivalents, after giving effect to the Financing, will be sufficient to meet our operating and capital requirements, as currently being conducted, for at least one year, and will provide us the financial resources to continue to develop our antibody libraries. However, because of the uncertainties in our business, including the uncertainties discussed in this “Risk Factors” section, we cannot assure you that this will be the case. Our future capital requirements will depend on many factors, including:
•	the progress of the development of our core technology and any product candidates;

•	the number of product candidates we pursue;

•	the time and costs involved in obtaining regulatory approvals;

•	the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims;

•	our plans to establish sales, marketing and/or manufacturing capabilities;

•	our ability to establish, enforce and maintain selected strategic alliances and activities required for product commercialization; and

•	our revenues, if any, from successful development and commercialization of any product candidates.

          In order to carry out our business plan and implement our strategy, including the continued development of antibody libraries, we anticipate that we will need to obtain additional financing from time to time and may choose to raise additional funds through strategic collaborations, licensing arrangements, public or private equity or debt financing, a bank line of credit, asset sales or other arrangements. We cannot be sure that any additional funding, if needed, will be available on terms favorable to us or at all. Furthermore, any additional equity or equity-related financing may be dilutive to our stockholders, and debt financing, if available, may subject us to restrictive covenants and significant interest costs. If we obtain funding through a strategic collaboration or licensing arrangement, we may be required to relinquish our rights to certain of our technologies, products or marketing territories. In addition, certain investors, including institutional investors, may be unwilling to invest in our securities since we are traded on the Over-the-Counter Bulletin Board and not on a national securities exchange. Our inability to raise capital when needed would harm our business, financial condition and results of operations, and could cause our stock price to decline.
We have a limited operating history upon which to base an investment decision and we may be unable to successfully develop our technology on any product candidates.
          We are a development-stage company and have not demonstrated our ability to perform the functions necessary for the successful development or commercialization of the technology we are seeking to develop. The successful development, and any commercialization, of our technology and any product candidates would require us to successfully perform a variety of functions, including:
•	developing our technology platform;

•	identifying, developing, manufacturing and commercializing product candidates;

•	entering into successful licensing and other arrangements with product development partners;

•	participating in regulatory approval processes;

•	formulating and manufacturing products; and

•	conducting sales and marketing activities.
          Our operations have been limited to organizing our company and acquiring, developing and securing our proprietary technology. These operations provide a limited basis for you to assess our ability to continue to develop our technology, identify product candidates, develop and commercialize any product candidates we are able to identify and enter into successful collaborative arrangements with other companies, as well as for you to assess the advisability of investing in our securities. Each of these requirements will require substantial time, effort and financial resources.
Our antibody libraries and potential product candidates are in early stages of development.
          The U.S. Food and Drug Administration (“FDA”) regulates, among other things, the development, testing, manufacture, safety, efficacy, record-keeping, labeling, storage, approval, advertising, promotion, sale and distribution of biopharmaceutical products. We are in the early stages of developing our antibody libraries and any potential product candidates that we develop will require extensive pre-clinical and clinical testing before they will be approved by the FDA or another regulatory authority in a jurisdiction outside the U.S. We have not yet developed any product candidate; if we were to do so there are a number of requirements that we would be required to satisfy in order to begin conducting pre-clinical trials and there can be no assurance that we will develop product candidates or complete the steps necessary to allow us to commence these trials. Even if we were to conduct pre-clinical trials, we cannot predict with any certainty the results of such testing or whether such trials would yield sufficient data to permit us, or those with whom we collaborate, to proceed with clinical development and ultimately submit an application for regulatory approval of our product candidates in the U.S. or abroad, or whether such applications would be approved by the appropriate regulatory agency.
Our product development efforts may not be successful.

          Our product development efforts are designed to focus on novel therapeutic approaches and technologies that have not been widely studied. We are applying these approaches and technologies in our attempt to discover new treatments for conditions that are also the subject of research and development efforts of many other companies. These approaches and technologies may never be successful.
Our failure to find third party collaborators to assist or share in the costs of product development could materially harm our business, financial condition and results of operations.
          Our strategy for the development and commercialization of our proprietary product candidates may include the formation of collaborative arrangements with third parties. Potential third parties include biopharmaceutical, pharmaceutical and biotechnology companies, academic institutions and other entities. Third-party collaborators may assist us in:
•	funding research, preclinical development, clinical trials and manufacturing;

•	seeking and obtaining regulatory approvals; and

•	successfully commercializing any future product candidates.
          If we are not able to establish further collaboration agreements, we may be required to undertake product development and commercialization at our own expense. Such an undertaking may limit the number of product candidates that we will be able to develop, significantly increase our capital requirements and place additional strain on our internal resources. Our failure to enter into additional collaborations could materially harm our business, financial condition and results of operations.
          In addition, our dependence on licensing, collaboration and other agreements with third parties may subject us to a number of risks. These agreements may not be on terms that prove favorable to us and may require us to relinquish certain rights in our technologies and product candidates. To the extent we agree to work exclusively with one collaborator in a given area, our opportunities to collaborate with other entities could be curtailed. Lengthy negotiations with potential new collaborators may lead to delays in the research, development or commercialization of product candidates. The decision by our collaborators to pursue alternative technologies or the failure of our collaborators to develop or commercialize successfully any product candidate to which they have obtained rights from us could materially harm our business, financial condition and results of operations.
We expect to rely on third parties to gain access to antigens.
          We expect to gain access to antigens through contractual arrangements with leading academic researchers and companies involved in the identification and development of antigens or from publicly available sources. In the event we are unable to access antigens in sufficient quantities, or at all, we will be unable to execute our business plan. In addition, we may be unable to purchase or secure access to antigens at a cost favorable to us, which may have an adverse impact on our business and financial condition.
We expect to rely on third parties to conduct any clinical trials for our product candidates, and if they do not properly and successfully perform their legal and regulatory obligations, as well as their contractual obligations to us, we may not be able to obtain regulatory approvals for any product candidates we develop.
          In the event we develop product candidates, we expect to rely on contract research organizations and other third parties to assist us in managing, monitoring and otherwise carrying out these trials, including with respect to site selection, contract negotiation and data management. Because we would not control these third parties, they may not treat our clinical studies as their highest priority, or in the manner in which we would prefer, which could result in delays. Moreover, if third parties did not successfully carry out their duties under their agreements with us, if the quality or accuracy of the data they obtain is compromised due to failure to adhere to our clinical protocols or regulatory requirements, or if they otherwise failed to comply with clinical trial protocols or meet expected deadlines, the clinical trials conducted on our behalf may not meet regulatory requirements. If our clinical trials do not meet regulatory requirements or if these third parties need to be replaced, our clinical trials may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory approval of some or all of the product candidates we may develop.

If we cannot compete successfully against other biopharmaceutical companies, we may not be successful in developing and commercializing our technology and our business will suffer.
          The biopharmaceutical space is characterized by intense competition and rapid technological advances. Even if we are able to develop our proprietary platform technology and an antibody library, each will compete with a number of existing and future technologies and product candidates developed, manufactured and marketed by others. Specifically, we will compete against fully integrated pharmaceutical companies and smaller companies that are collaborating with larger pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. Many of these competitors have technologies already FDA-approved or in development. In addition, many of these competitors, either alone or together with their collaborative partners, operate larger research and development programs and have substantially greater financial resources than we do, as well as significantly greater experience in:
•	developing product candidates and technologies generally;

•	undertaking pre-clinical testing and clinical trials;

•	obtaining FDA and other regulatory approvals of product candidates;

•	formulating and manufacturing product candidates; and

•	launching, marketing and selling product candidates.
          If our technology fails to compete effectively against third party technologies, our business will be adversely impacted.
Because our development activities are expected to rely heavily on sensitive and personal information, an area which is highly regulated by privacy laws, we may not be able to generate, maintain or access essential patient samples or data to continue our research and development efforts in the future on reasonable terms and conditions, which may adversely affect our business.
          We may have access to very sensitive data regarding patients whose tissue samples are used in our studies. This data will contain information that is personal in nature. The maintenance of this data is subject to certain privacy-related laws, which impose upon us administrative and financial burdens, and litigation risks. For instance, the rules promulgated by the Department of Health and Human Services under the Health Insurance Portability and Accountability Act (“HIPAA”) create national standards to protect patients’ medical records and other personal information in the United States. These rules require that healthcare providers and other covered entities obtain written authorizations from patients prior to disclosing protected health care information of the patient to companies. If the patient fails to execute an authorization or the authorization fails to contain all required provisions, then we will not be allowed access to the patient’s information and our research efforts can be substantially delayed. Furthermore, use of protected health information that is provided to us pursuant to a valid patient authorization is subject to the limits set forth in the authorization (i.e., for use in research and in submissions to regulatory authorities for product approvals). As such, we are required to implement policies, procedures and reasonable and appropriate security measures to protect individually identifiable health information we receive from covered entities, and to ensure such information is used only as authorized by the patient. Any violations of these rules by us could subject us to civil and criminal penalties and adverse publicity, and could harm our ability to initiate and complete clinical studies required to support regulatory applications for our proposed products. In addition, HIPAA does not replace federal, state, or other laws that may grant individuals even greater privacy protections. We can provide no assurance that future legislation will not prevent us from generating or maintaining personal data or that patients will consent to the use of their personal information, either of which may prevent us from undertaking or publishing essential research. These burdens or risks may prove too great for us to reasonably bear, and may adversely affect our ability to achieve profitability or maintain profitably in the future.

We may be exposed to liability claims associated with the use of hazardous materials and chemicals.
          Our research and development activities may involve the controlled use of hazardous materials and chemicals. Although we believe that our safety procedures for using, storing, handling and disposing of these materials comply with federal, state and local laws and regulations, we cannot completely eliminate the risk of accidental injury or contamination from these materials. In the event of such an accident, we could be held liable for any resulting damages and any liability could materially adversely affect our business, financial condition and results of operations. In addition, the federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous or radioactive materials and waste products may require us to incur substantial compliance costs that could materially harm our business.
If we are unable to retain and recruit qualified scientists and advisors, or if any of our key executives, key employees or key consultants discontinues his or her employment or consulting relationship with us, it may delay our development efforts or otherwise harm our business.
          We are highly dependent on the key members of our management and scientific staff, especially our Chief Executive Officer and President, Antonius Schuh, Ph.D., and our Chief Scientific Officer, Henry Ji, Ph.D. The loss of any of our key employees or key consultants could impede the achievement of our research and development objectives. Furthermore, recruiting and retaining qualified scientific personnel to perform research and development work in the future is critical to our success. We may be unable to attract and retain personnel on acceptable terms given the competition among biotechnology, biopharmaceutical and health care companies, universities and non-profit research institutions for experienced scientists. Certain of our current officers, directors, scientific advisors and/or consultants or certain of the officers, directors, scientific advisors and/or consultants hereafter appointed may from time to time serve as officers, directors, scientific advisors and/or consultants of other biopharmaceutical or biotechnology companies. We do not maintain “key man” insurance policies on any of our officers or employees. All of our employees are employed “at will” and, therefore, each employee may leave our employment at anytime
          We plan to grant stock options or other forms of equity awards in the future as a method of attracting and retaining employees, motivating performance and aligning the interests of employees with those of our stockholders. If we are unable to implement and maintain equity compensation arrangements that provide sufficient incentives, we may be unable to retain our existing employees and attract additional qualified candidates. If we are unable to retain our existing employees, including qualified scientific personnel, and attract additional qualified candidates, our business and results of operations could be adversely affected.
We will need to increase the size of our company and may not effectively manage our growth.
          Our success will depend upon growing our business and our employee base. Over the next 12 months, we plan to add additional employees to assist us with research and development. Our future growth, if any, may cause a significant strain on our management, and our operational, financial and other resources. Our ability to manage our growth effectively will require us to implement and improve our operational, financial and management systems and to expand, train, manage and motivate our employees. These demands may require the hiring of additional management personnel and the development of additional expertise by management. Any increase in resources devoted to research and product development without a corresponding increase in our operational, financial and management systems could have a material adverse effect on our business, financial condition, and results of operations.
Any disruption in our research and development facilities could adversely affect our business, financial condition and results of operations.
          Our principal executive offices, which house our research and development programs, are located in San Diego, California. Our facilities may be affected by natural or man-made disasters. Earthquakes are of particular significance since our facilities are located in an earthquake-prone area. We are also vulnerable to damage from other types of disasters, including power loss, attacks from extremist organizations, fire, floods and similar events. In the event that our facilities were affected by a natural or man-made disaster, we may be forced to curtail our operations and/or rely on third-parties to perform some or all of our research and development activities. Although we believe we possess adequate insurance for damage to our property and the disruption of our business from casualties, such insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, or at all. In the future, we may choose to expand our operations in either our existing facilities or in new facilities. If we expand our worldwide manufacturing locations, there can be no assurance that this expansion will occur without implementation difficulties, or at all.
Risks Related to Our Intellectual Property
Our ability to protect our intellectual property rights will be critically important to the success of our business, and we may not be able to protect these rights in the United States or abroad.
          Our success, competitive position and future revenues will depend in part on our ability to obtain and maintain patent protection for our product candidates, methods, processes and other technologies, to prevent third parties from infringing on our proprietary rights and to operate without infringing upon the proprietary rights of third parties. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. We attempt to protect our proprietary position by filing U.S. and foreign patent applications related to our proprietary technology, inventions and improvements that are important to the development of our business. The company has one issued U.S. patent; examination of the European equivalent currently is in progress, and a continuation application has been filed in the U.S. and is now pending. However, the patent position of biopharmaceutical companies involves complex legal and factual questions, and therefore we cannot predict with certainty whether any patent applications that we have filed or that we may file in the future will be approved or any resulting patents will be enforced. In addition, third parties may challenge, seek to invalidate or circumvent any of our patents, once they are issued. Thus, any patents that we own or license from third parties may not provide any protection against competitors. Any patent applications that we have filed or that we may file in the future, or those we may license from third parties, may not result in patents being issued. Also, patent rights may not provide us with adequate proprietary protection or competitive advantages against competitors with similar technologies. Other patents in this industry claim “amplification” to produce antibody libraries.
          In addition, the laws of certain foreign countries do not protect our intellectual property rights to the same extent as do the laws of the United States. If we fail to apply for intellectual property protection or if we cannot adequately protect our intellectual property rights in these foreign countries, our competitors may be able to compete more effectively against us, which could adversely affect our competitive position, as well as our business, financial condition and results of operations.
If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer.
          Our success also depends upon the skills, knowledge and experience of our scientific and technical personnel and our consultants and advisors, as well as our licensors. To help protect our proprietary know-how and our inventions for which patents may be unobtainable or difficult to obtain, we rely on trade secret protection and confidentiality agreements. To this end, we require all of our employees, consultants, advisors and contractors to enter into agreements which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business. These agreements may not provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure or the lawful development by others of such information. If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer.
Third party competitors may seek to challenge the validity of our patents, thereby rendering them unenforceable.
Claims that we infringe upon the rights of third parties may give rise to costly and lengthy litigation, and we could be prevented from selling products, forced to pay damages, and defend against litigation.

          Third parties may assert patent or other intellectual property infringement claims against us or our strategic partners or licensees with respect to our technologies and potential product candidates. If our products, methods, processes and other technologies infringe upon the proprietary rights of other parties, we could incur substantial costs and we may have to:
•	obtain licenses, which may not be available on commercially reasonable terms, if at all, any may be non-exclusive, thereby giving our competitors access to the same intellectual property licensed to us;

•	redesign our products or processes to avoid infringement;

•	stop using the subject matter claimed in the patents held by others;

•	pay damages; and

•	defend litigation or administrative proceedings which may be costly whether we win or lose, and which could result in a substantial diversion of our valuable management resources.
          Even if we were to prevail, any litigation could be costly and time-consuming and would divert the attention of our management and key personnel from our business operations. Furthermore, as a result of a patent infringement suit brought against us or our strategic partners or licensees, we or our strategic partners or licensees may be forced to stop or delay developing, manufacturing or selling technologies or potential products that are claimed to infringe a third party’s intellectual property unless that party grants us or our strategic partners’ or licensees’ rights to use its intellectual property. Ultimately, we may be unable to develop some of our technologies or potential products or may have to discontinue development of a product candidate or cease some of our business operations as a result of patent infringement claims, which could severely harm our business.
Our position as a relatively small company may cause us to be at a significant disadvantage in defending our intellectual property rights and in defending against infringement claims by third parties.
          Litigation relating to the ownership and use of intellectual property is expensive, and our position as a relatively small company in an industry dominated by very large companies may cause us to be at a significant disadvantage in defending our intellectual property rights and in defending against claims that our technology infringes or misappropriates third party intellectual property rights. Even if we are able to defend our position, the cost of doing so may adversely affect our ability to grow, generate revenue or become profitable. Although we have not yet experienced patent litigation, we may in the future be subject to such litigation and may not be able to protect our intellectual property at a reasonable cost, or at all, if such litigation is initiated. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business.
Risks Related to Ownership of Our Common Stock
The market price of our common stock may fluctuate significantly, and investors in our common stock may lose all or a part of their investment.
          The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:
•	future issuances of common stock or other securities;

•	the addition or departure of key personnel;

•	the results of lawsuits;

•	announcements by us or our competitors of acquisitions, investments or strategic alliances; and

•	general market conditions and other factors, including factors unrelated to our operating performance.
          Further, the equity markets in general have recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility of our common stock might worsen if the trading volume of our common stock is low.
          Some or all of the “restricted” shares of our common stock issued to former shareholders of STI in connection with the Merger or held by other of our shareholders may be offered from time to time in the open market pursuant to an effective registration statement or Rule 144, and these sales may have a negative effect on the price of our common stock.
Trading of our common stock is limited, and trading restrictions imposed on us by applicable regulations and by lockup agreements we have entered into with our principal shareholders may further reduce our trading, making it difficult for our shareholders to sell their shares.
          Trading of our common stock is currently conducted on the OTCBB. The liquidity of our common stock is limited, not only in terms of the number of shares that can be bought and sold at a given price, but also as it may be adversely affected by delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us, if at all. Additionally, approximately 98.3% of our issued and outstanding shares of common stock are subject to lock-up agreements, which limit sales of such shares for a period of 24 months following the closing of the Merger.
          The foregoing factors may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock. In addition, without a large public float, our common stock is less liquid than the stock of companies with broader public ownership, and, as a result, the trading price of our common stock may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate his investment in our common stock. Trading of a relatively small volume of our common stock may have a greater impact on the trading price of our stock than would be the case if our public float were larger. We cannot predict the price at which our common stock will trade at any given time.
We do not expect to pay dividends on our common stock, and investors will be able to receive cash in respect of their shares of our common stock only upon the sale of such shares.
          We have no intention in the foreseeable future to pay any cash dividends on our common stock. Therefore, an investor in our common stock may obtain an economic benefit from the common stock only after an increase in its trading price and only then by selling the common stock.
Because our common stock is a “penny stock,” it may be more difficult for investors to sell shares of our common stock, and the market price of our common stock may be adversely affected.
          According to the definition adopted by the Securities and Exchange Commission (“SEC”), our common stock is a “penny stock” because, among other things, its price is below $5.00 per share, it is not listed on a national securities exchange and the Company does not meet certain net tangible asset or average revenue requirements. Broker-dealers that sell penny stock must provide purchasers of such stock with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stock and the nature and level of risks involved in investing in penny stock. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get its money back.
          If applicable, the penny stock rules may make it difficult for investors to sell their shares of our common stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stock, and the market price of our common stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, investors may not always be able to publicly resell their shares of our common stock at times and prices that they feel are appropriate.
Existing shareholders’ interest in us may be diluted by additional issuances of equity securities.
          We may issue additional equity securities to fund future expansion and, possibly, pursuant to employee benefit plans. We may also issue additional equity for other purposes. These securities may have the same rights as our common stock or, alternatively, may have dividend, liquidation or other preferences to our common stock. The issuance of additional equity securities will dilute the holdings of existing shareholders and may reduce the share price of our common stock.
Directors, executive officers, principal shareholders and affiliated entities own a significant percentage of our capital stock, and they may make decisions that you do not consider to be in your best interests or those of our other shareholders.
          As of the consummation of the Merger, our directors, executive officers and principal shareholders beneficially owned, in the aggregate, over 83% of our outstanding voting securities. As a result, if some or all of them acted together, they would have the ability to exert substantial influence over the election of our board of directors and the outcome of issues requiring approval by our shareholders. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company that may be favored by other shareholders. This could prevent transactions in which shareholders might otherwise recover a premium for their shares over current market prices.
Our amended and restated articles of incorporation and bylaws provide for indemnification of officers and directors at our expense and limits their liability, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.
          Our amended and restated articles of incorporation, bylaws and applicable Colorado law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recover.
Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.
          There have been changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), new regulations promulgated by the SEC and rules promulgated by the national securities exchanges. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Members of our board of directors and our Chief Executive Officer and Chief Financial Officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. If the actions we take in our efforts to comply with new or changed laws, regulations and standards differ from the actions intended by regulatory or governing bodies, we could be subject to liability under applicable laws or our reputation may be harmed.
          In addition, Sarbanes-Oxley specifically requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of Sarbanes-Oxley. Our testing, or the subsequent testing by our independent registered public accounting firm, when required, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.
State securities laws may limit secondary trading, which may restrict the States in which and conditions under which you can sell shares.
          Secondary trading in the QuikByte Common Stock will not be possible in any state until the QuikByte Common Stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the QuikByte Common Stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. We currently do not intend and may not be able to qualify securities for resale in some or all of the states that do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.
Item 2. Financial Information.
          The information required by this Item 2 of Form 10 for QuikByte was previously reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 30, 2009, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 13, 2009.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SORRENTO
          The following discussion and analysis of STI’s financial condition and results of operations should be read in conjunction with the financial statements and the related notes and other information that are included elsewhere in this Current Report on Form 8-K. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as STI’s plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under “Cautionary Note Regarding Forward-Looking Statements” contained elsewhere in this Current Report on Form 8-K. Additionally, you should read the “Risk Factors” section of this Current Report on Form 8-K for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
Introduction
          This management’s discussion and analysis of financial condition and results of operations is intended to provide investors with an understanding of STI’s financial condition, changes in financial condition and results of operations.
Overview

          We are a development-stage biopharmaceutical company focused on applying and commercializing our proprietary technology platform for the discovery and development of human therapeutic antibodies for the treatment of a variety of disease conditions, including cancer, inflammation, metabolic disease and infectious disease. We believe that our proprietary technology (the “STI Technology”) will allow us to construct antibody libraries containing fully human antibodies. These libraries will be designed to facilitate the rapid identification and isolation of highly specific, antibody therapeutic product candidates that are fully human and that bind to disease targets appropriate for antibody therapy.
          Our objective is to construct a human antibody library and, either independently or through one or more partnerships with pharmaceutical or biopharmaceutical organizations, to identify drug development candidates derived from this library. We intend to focus our initial efforts toward using our proprietary technology to create a fully human antibody library that will be the basis for our subsequent development. Following the construction of our library, we plan to focus our efforts primarily in the identification and isolation of human antibody drug candidates. In the event we are successful in developing our antibody library and any product candidates, we intend to actively seek partners with experience and expertise in the antibody drug development field in order to engage in any clinical development of these candidates.
          STI was originally incorporated as San Diego Antibody Company in California in 2006 and was renamed Sorrento Therapeutics, Inc. and reincorporated in Delaware in 2009. QuikByte was originally incorporated in Colorado in 1989. On July 14, 2009, STI, QuikByte, Merger Sub, Stockholders’ Agent and Parent Representative entered into the Merger Agreement. Pursuant to the Merger, which was consummated on September 18, 2009, Merger Sub merged with and into STI, the separate corporate existence of Merger Sub terminated and STI became a wholly-owned subsidiary of QuikByte. Subject to approval by QuikByte’s shareholders, QuikByte intends to change its name to “Sorrento Therapeutics, Inc.” and redomesticate from a corporation organized and existing under the laws of the State of Colorado to a corporation organized and existing under the laws of the State of Delaware. Former holders of STI Shares which now represent more than 50% of the outstanding shares of QuikByte Common Stock have agreed to vote in favor of the preceding matters if a vote to approve them is held within three months of the Closing Date. Among these holders are Drs. Schuh and Ji, Mr. Zaniboni and OPKO.
          Our principal executive offices are located at 6042 Cornerstone Ct. West, Suite B, San Diego, CA 92121, and our telephone number at that address is (858) 205-4193. Our website is www.sorrentotherapeutics.com. The contents of our website are not part of this Current Report on Form 8-K.
Recent Events
          On September 18, 2009, QuikByte consummated its acquisition of STI pursuant to the terms of the Merger Agreement. In accordance with the Merger Agreement, STI merged with and into Merger Sub, with STI as the surviving corporation and as a wholly-owned subsidiary of QuikByte. At the effective time of the Merger, all of the STI Shares were converted into the right to receive an aggregate of 169,375,807 shares of QuikByte Common Stock. The consolidation effected by the Merger will be accounted for as a reverse acquisition wherein STI will be treated as the acquirer for accounting purposes since it will control the combined enterprise.
          On June 10, 2009, STI entered into a Stock Purchase Agreement with OPKO, pursuant to which OPKO purchased approximately 2.3 million shares of STI’s Common Stock at a purchase price of $2.3 million (the “OPKO Investment”). As previously discussed, STI also entered into the License Agreement with OPKO.
          Immediately prior and as a condition to the Merger Closing, QuikByte received an aggregate investment of $2.0 million from the Investors in consideration for an aggregate of 44,634,374 shares of QuikByte Common Stock (the “Financing”). The Investors included affiliates of Dr. Phillip Frost, Chairman and Chief Executive Officer of OPKO , which was a 34.8% stockholder of STI prior to the Merger, an entity in which Mr. Glenn Halpryn, a director of the Company and its former Chairman, President and Chief Executive Officer, and Mr. Steven Jerry Glauser, a greater than 5% shareholder of the Company, are members, Mr. Noah Silver, a former director and Vice President, Secretary and Treasurer of the Company, and Mr. Ronald Stein, a former director of the Company. Proceeds from the Financing are expected to be used to fund the Company’s general working capital and post-Merger research and development activities.

Critical Accounting Policies
          STI’s financial statements are prepared in accordance with generally accepted accounting principles. The preparation of these financial statements requires STI to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. STI evaluates its estimates and assumptions on an ongoing basis. STI’s estimates are based on historical experience and various other assumptions that it believes to be reasonable under the circumstances. STI’s actual results could differ from these estimates.
          The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents.
Results of Operations
          The following discussion of STI’s operating results explains material changes in STI’s results of operations for the three months and six months ended June 30, 2009 and year ended December 31, 2008 compared to their respective prior periods. The discussion should be read in conjunction with the financial statements and related notes and pro forma financial information included elsewhere in this Current Report on Form 8-K.
Three Months Ended June 30, 2009 Compared to the Three Months Ended June 30, 2008
          Revenue. STI had no revenue during the three months ended June 30, 2009 and 2008 as it has not yet developed any product candidates for commercialization or received any licensing or royalty payments.
          General and Administrative Expenses. General and administrative expenses for the three months ended June 30, 2009 and 2008 were $24,769 and $3,991, respectively. The increase of approximately $20,800 is primarily attributable to legal fees incurred in connection with the OPKO Investment and other general legal matters.
          Interest Income. Interest income for the three months ended June 30, 2009 and 2008 was $1,175 and $0, respectively. This increase is due to interest earned on the cash proceeds from the OPKO Investment.
          Net Loss. Net loss for the three months ended June 30, 2009 and 2008 was $23,594 and $3,991, respectively. The increase in net loss of $19,603 is attributable to legal fees incurred in connection with the OPKO Investment and the Merger, offset by an increase of $1,175 in interest income.
Six Months Ended June 30, 2009 Compared to the Six Months Ended June 30, 2008
          Revenue. STI had no revenue during the six months ended June 30, 2009 and 2008.
          General and Administrative Expenses. General and administrative expenses for the six months ended June 30, 2009 and 2008 were $24,769 and $3,991, respectively. The increase of approximately $20,800 is primarily attributable to legal fees incurred in connection with the OPKO Investment and other general legal matters.
          Interest Income. Interest income for the six months ended June 30, 2009 and 2008 was $1,175 and $0, respectively. This increase is due to interest earned on the cash proceeds from the OPKO Investment.
          Net Loss. Net loss for the six months ended June 30, 2009 and 2008 was $24,394 and $4,791, respectively. The increase in net loss of $19,603 is attributable to legal fees incurred in connection with the OPKO Investment and the Merger, partially offset by an increase of $1,175 in interest income.
Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007
          Revenue. STI had no revenue during the years ended December 31, 2008 and 2007.

          General and Administrative Expenses. General and administrative expenses for the years ended December 31, 2008 and 2007 were $27,362 and $15,502, respectively. The increase of approximately $11,900 is primarily attributable to an increase in legal and filing fees related to seeking patents on the STI Technology.
          Other Income. Other income for the years ended December 31, 2008 and 2007 was $2,417 and $0, respectively. The increase in other income is attributable to a one-time write-off of amounts payable by STI to its founders.
          Net Loss. Net loss for the years ended December 31, 2008 and 2007 was $25,745 and $16,302, respectively. The increase in net loss of $9,443 is attributable to an increase in legal and filing fees related to seeking patents on the STI Technology.
Liquidity and Capital Resources
          As of June 30, 2009 STI had approximately $2.3 million in cash and cash equivalents, attributable to the OPKO Investment, compared to $0 as of December 31, 2008.
          Cash Flows from Operating Activities. Net cash used in operating activities was $23,338 for the six months ended June 30, 2009 as compared to $0 for the six months ended June 30, 2008. For the six months ended June 30, 2009, net cash used in operating activities related primarily to an increase in other current assets of $60,000 for legal fees related to the Merger, offset by an increase of approximately $107,000 in accounts payable, which is attributable to accrued legal fees.
          STI expects to continue to incur substantial and increasing losses and have negative net cash flows from operating activities as it seeks to expand its technology portfolio and engages in research and development activities.
          Cash Flows from Financing Activities. Cash provided by financing activities for the six months ended June 30, 2009 was $2.3 million, all of which is related to the OPKO Investment. Cash used in investing activities for the six months ended June 30, 2008 was $0.
          Future Liquidity Needs. From inception through June 30, 2009, STI has financed its operations through private equity financing, as STI has not generated any revenue from operations to date, and does not expect to generate revenue for several years, if ever. STI will need to raise additional capital before it exhausts its current cash resources in order to continue to fund its research and development, including its long-term plans for pre-clinical trials and new product development, as well as to fund operations generally. As and if necessary, STI will seek to raise additional funds through various potential sources, such as equity and debt financings, or through corporate collaboration and license agreements. We can give no assurances that STI will be able to secure such additional sources of funds to support its operations, or, if such funds are available to STI, that such additional financing will be sufficient to meet its needs.
          Based on STI’s resources at June 30, 2009, and its current plan of expenditure on research and development programs, STI believes that, with the proceeds received from the Financing, it will have sufficient capital to fund its operations for at least 12 months. STI’s actual cash requirements may vary materially from those now planned, however, because of a number of factors, including the pursuit of development of product candidates, competitive and technical advances, costs of commercializing any potential product candidates, and costs of filing, prosecuting, defending and enforcing any patent claims and any other intellectual property rights. If STI is unable to raise additional funds when needed, it may not be able to develop any product candidates, it could be required to delay, scale back or eliminate some or all of its research and development programs and it may need to wind down its operations altogether. Each of these alternatives would have a material adverse effect on our business.
          To the extent that STI raises additional funds by issuing equity or debt securities, its shareholders may experience additional significant dilution and such financing may involve restrictive covenants. To the extent that STI raises additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to its technologies or its product candidates, or grant licenses on terms that may not be favorable to STI. These things may have a material adverse effect on our business.

          Additionally, recent global market and economic conditions have been unprecedented and challenging with tighter credit conditions and recession in most major economies. As a result of these market conditions, the cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets and wider credit spreads. Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce, and in some cases, cease to provide credit to businesses and consumers. These factors have lead to a decrease in spending by businesses and consumers alike, and a corresponding decrease in global infrastructure spending. Continued turbulence in the U.S. and international markets and economies and prolonged declines in business and consumer spending may adversely affect STI’s liquidity and financial condition, including its ability to access the capital markets to meet liquidity needs.
Off-Balance Sheet Arrangements
          Since our inception through June 30, 2009, we have not engaged in any off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K.

Item 3.	Properties.
          STI’s principal corporate office is located at 6042 Cornerstone Ct. West, Suite B, San Diego, CA 92121. STI currently leases approximately 6,800 square feet of office, warehouse and laboratory space in San Diego, California. STI’s lease expires in August 2014, but includes an option to extend the term of such lease for one additional four year period. STI believes that its current facilities are adequate to meet its needs for the foreseeable future and that, should it be needed, suitable additional space will be available to accommodate expansion of its operations on commercially reasonable terms.
          QuikByte’s principal corporate office is located at 4400 Biscayne Blvd, Suite 950, Miami, Florida. QuikByte rents this space, approximately one thousand square feet, from Frost Real Estate Holdings, LLC which is a company controlled by Dr. Phillip Frost, who beneficially owns approximately 1.735% of the Company’s issued and outstanding common stock. The Company does not expect to use this space any further.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.
          As of the closing date of the Merger, the following table sets forth information regarding the beneficial ownership of our common stock by:
•	Our Chief Executive Officer and our other executive officers, including those persons who served as our Chief Executive Officer during our fiscal year ended December 31, 2008 (collectively, the “Named Executive Officers”);

•	Each of our directors;

•	All of our directors and Named Executive Officers, collectively; and

•	Each person who is known by us to beneficially own more than 5% of our common stock.
          Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. All percentages have been calculated based upon 225,084,127 shares of our common stock issued and outstanding as of the close of business on September 18, 2009, the closing date of the Merger, after giving effect to the Financing.

			Percentage of
			Outstanding Common
Name and Address of Beneficial Owner	Number of Shares		Shares
Directors and Named Executive Officers:

Dr. Antonius Schuh, Chairman and Chief Executive Officer c/o Sorrento Therapeutics, Inc. 6042 Cornerstone Ct. West, Suite B San Diego, CA 92121	25,484,329	(1)	11.3%

Dr. Henry Ji, Director, Chief Scientific Officer & Secretary c/o Sorrento Therapeutics, Inc. 6042 Cornerstone Ct. West, Suite B San Diego, CA 92121	52,754,032	(2)	23.4%

Ernst-Güenter Afting, Director c/o Sorrento Therapeutics, Inc. 6042 Cornerstone Ct. West, Suite B San Diego, CA 92121	557,930	(9)	*

Lewis Shuster, Director c/o Sorrento Therapeutics, Inc. 6042 Cornerstone Ct. West, Suite B San Diego, CA 92121	669,516	(9)	*

Dr. S. James Freedman, Director 4400 Biscayne Boulevard Miami, Florida 33137	111,586	(9)	*

Glenn L. Halpryn, Director and Former Principal Executive Officer 4400 Biscayne Boulevard, Suite 950 Miami, Florida 33137	18,829,503.7	(3)(9)	8.4%

Dr. Curtis Lockshin, Director 4400 Biscayne Boulevard, Suite 950 Miami, Florida 33137	0	(9)	*

Alan Jay Weisberg, Chief Financial and Accounting Officer	78,592.5		*
2500 North Military Trail, Suite 206 Boca Raton, Florida 33431

Kevin R. Keating, Former Principal Executive Officer and Former Principal Financial Officer	0		*
190 Lakeview Way Vero Beach, Florida 32963

All Officers and Directors as a Group	98,486,176.2	(5)	43.8%
(including certain former officers) (9 Persons)(4)

			Percentage of
			Outstanding Common
Name and Address of Beneficial Owner	Number of Shares		Shares
Certain Beneficial Owners:

OPKO Health, Inc.	59,015,257	(6)	26.2%
4400 Biscayne Boulevard Suite 900 Miami, Florida 33137

Stephen Zaniboni	25,484,329	(7)	11.3%
c/o Sorrento Therapeutics, Inc. 6042 Cornerstone Ct. West, Suite B San Diego, CA 92121

Steven Jerry Glauser	21,292,847.4	(8)	9.5%
1400 16th Street Suite 510 Denver, Colorado 80202

Halpryn Group VI, LLC	17,184,228		7.6%
4400 Biscayne Boulevard Suite 950 Miami, Florida 33137

(1)	2,548,432 of these shares are being held in escrow pursuant to the Escrow Agreement, dated September 18, 2009, by and among the Company and the former stockholders of STI (the “Escrow Agreement”).

(2)	5,096,865 of these shares are being held in escrow pursuant to the Escrow Agreement.

(3)	Includes 17,184,228 shares of QuikByte Common Stock held by Halpryn Group VI, LLC, of which Mr. Halpryn is a member, and 781,102 shares of Common Stock held by IVC Investors, LLLP, in which Mr. Halpryn has an interest. Mr. Halpryn disclaims beneficial ownership of the shares of QuikByte Common Stock held by each of Halpryn Group VI, LLC and IVC Investors, LLLP, except to the extent of any pecuniary interest therein.

(4)	Comprised of: Dr. Antonius Schuh; Dr. Henry Ji; Dr. Ernst-Güenter Afting; Lewis Shuster; Dr. James Freedman; Glenn L. Halpryn; Dr. Curtis Lockshin; Alan Jay Weisberg and Kevin R. Keating.

(5)	7,645,297 of these shares are being held in escrow pursuant to the Escrow Agreement. Does not include options to purchase shares of QuikByte Common Stock which are not exercisable within 60 days.

(6)	5,901,525 of these shares are being held in escrow pursuant to the Escrow Agreement.

(7)	2,548,432 of these shares are being held in escrow pursuant to the Escrow Agreement.

(8)	Includes 17,184,228 shares of QuikByte Common Stock held by Halpryn Group VI, LLC, of which Mr. Glauser is a member. Mr. Glauser disclaims beneficial ownership of the shares of QuikByte Common Stock held by Halpryn Group VI, LLC, except to the extent of any pecuniary interest therein.

(9)	Does not include options to purchase 40,000 shares of QuikByte Common Stock which are not exercisable within 60 days.

Item 5.	Directors and Executive Officers.
          The following table sets forth information concerning our executive officers and directors, including their ages, as of September 18, 2009:

Name	Age	Title(s)
Dr. Antonius Schuh	46	Chairman and Chief Executive Officer
Dr. Henry Ji	45	Director, Chief Scientific Officer & Secretary
Alan Jay Weisberg	63	Chief Financial and Accounting Officer
Dr. Ernst-Günter Afting	67	Director
Dr. James Freedman	43	Director
Glenn L. Halpryn	49	Director
Dr. Curtis Lockshin	49	Director
Lewis J. Shuster	54	Director

          Dr. Antonius Schuh, Chairman of the Board and Chief Executive Officer
          Antonius Schuh, Ph.D., age 46, co-founded STI in January 2006 and has served as its Chairman since such time and as its Chief Executive Officer since November 2008. Dr. Schuh was appointed to serve as our Chairman of the Board and Chief Executive Officer effective upon the closing of the Merger. From April 2006 to September 2008, Dr. Schuh served as Chief Executive Officer of AviaraDx (now bioTheranostics, Inc., a bioMerieux company), a molecular diagnostic testing company that is focused on clinical applications in oncology. From March 2005 to April 2006, Dr. Schuh was Chief Executive Officer of Arcturus Bioscience Inc., a developer of laser capture microdissection and reagent systems for microgenomics. From December 1996 to February 2005, Dr. Schuh was employed by Sequenom Inc., a publicly traded diagnostic testing and genetics analysis company. He started with Sequenom as a Managing Director and was promoted to Executive Vice President, Business Development and Marketing, and from May 2000 to February 2005, served as Sequenom’s President and Chief Executive Officer. He also previously served as the Head of Business Development at Helm AG, an international trading and distribution corporation for chemical and pharmaceutical products, and in medical and regulatory affairs positions with Fisons Pharmaceuticals (now part of Sanofi-Aventis). Since March 2009, Dr. Schuh has been appointed to the board of directors of Diogenix, Inc., a privately held molecular diagnostic company, and since May 2009, he has served as a director of Transgenomic, Inc., a public biotechnology company focused on genetic analysis and molecular diagnostics. Dr. Schuh is a certified pharmacist and earned his Ph.D. in pharmaceutical chemistry from the University of Bonn, Germany.
          Dr. Henry Ji, Director, Chief Scientific Officer & Secretary
          Henry Ji, Ph.D., age 45, co-founded STI in January 2006 and has served as its Chief Scientific Officer since November 2008, as a director since January 2006 and as its Secretary since September 2009. Dr. Ji was appointed to serve as our Chief Scientific Officer effective upon the closing of the Merger. In 2002, Dr. Ji founded BioVintage, Inc., a research and development company focusing on innovative life science technology and product development, and has served as its President since 2002. From 2001 to 2002 Dr. Ji served as Vice President of CombiMatrix Corporation, a publicly traded biotechnology company that develops proprietary technologies, including products and services in the areas of drug development, genetic analysis, molecular diagnostics and nanotechnology. During his tenure at CombiMatrix, Dr. Ji was responsible for strategic technology alliances with biopharmaceutical companies. From 1999 to 2001, Dr. Ji served as Director of Business Development, and in 2001 as Vice President, of Stratagene Corporation (later acquired by Agilent Technologies, Inc.) where he was responsible for novel technology and product licensing and development. In 1997, Dr. Ji co-founded Stratagene Genomics, Inc., a wholly owned subsidiary of Stratagene Corporation, and served as its President and Chief Executive Officer from its founding until 1999. Dr. Ji is the holder of several issued and pending patents in the life science research field and is the sole inventor of STI’s intellectual property. Dr. Ji has a Ph.D. in Animal Physiology from the University of Minnesota and a B.S. in Biochemistry from Fudan University. Dr. Ji was selected as a director nominee by Dr. Schuh pursuant to the terms of the Merger Agreement.
          Dr. Ernst-Güenter Afting, Director
          Ernst-Güenter Afting, Ph.D., M.D., age 67, was appointed to serve as a director of QuikByte since the closing of the Merger. From 1995 until his retirement in 2006, Dr. Afting served as President and Chief Executive Officer of the National Research Center for Environment and Health, GSF-National Research Center for Environment and Health GmbH, a governmental research center in Munich, Germany. From 1993 to 1995, he served as President and Chief Executive Officer of Roussel UCLAF, Paris. Dr. Afting was also a member of the board of the Pharmaceutical Division of Hoechst Group from 1984 to 1993 and was Chairman and Chief Executive Officer of the Divisional Pharmaceutical Board of Hoechst from 1992-1993. Dr. Afting was a member of the advisory committee on science and technology to German Chancellor Helmut Kohl from 1996 to 1997 and from 1996 to 2005 was a member of the German National Advisory Committee on Health Research to the State Secretaries of Science, Technology and Health. Dr. Afting has been a member of the medical faculty at the University of Goettingen since 1985. Dr. Afting currently serves on the boards of Sequenom, Inc., Intercell AG, Enanta Pharmaceuticals, Inc. and Olympus Europa GmbH. He received his Ph.D. in Chemistry and M.D. from the University of Freiburg/Breisgau, Germany. Dr. Afting was selected as a director nominee by Dr. Schuh pursuant to the terms of the Merger Agreement.

          Dr. S. James Freedman, Director
          S. James Freedman, M.D., Ph.D., age 43, has served as Executive Vice President of R&D and Business Development of OPKO since June 2009. Dr. Freedman was appointed to serve as a director of QuikByte effective upon the closing of the Merger. Prior to joining OPKO, from January 2008 to June 2009 Dr. Freedman served as Chief Executive Officer, President, Chief Medical Officer and a director of Locus Pharmaceuticals, Inc., a private biotechnology company in Blue Bell, PA focused on the discovery and development of novel computationally designed drugs for cancer and inflammation. From 2006 to January 2008, Dr. Freedman served as a Senior Director, Clinical Research with Merck & Co., Inc. where he conducted and supervised drug development programs, including those dealing with RNA interference modalities. Dr. Freedman served as a Director, Clinical Research at Merck from 2004 to 2006 and Associate Director, Clinical Research from 2003 to 2004. Prior to joining Merck, Dr. Freedman served as a Research Associate at the Beth Israel Deaconess Medical Center at Harvard University and conducted postdoctoral research at the Dana-Farber Cancer Institute at Harvard University. Dr. Freedman received his M.D. and Ph.D. degrees from Tufts University in Boston, Massachusetts and his B.Sc. degree from McGill University in Montreal, Quebec. He is triple Board-certified in Internal Medicine and Hematology & Oncology. Dr. Freedman was selected as a director nominee by OPKO pursuant to the terms of the Merger Agreement.
          Glenn L. Halpryn, Director
          Glenn L. Halpryn, age 48, has been a director of QuikByte since July 2008. From July 2008 to August 2009, Mr. Halpryn served as our Chairman of the Board, Chief Executive Officer and President. Mr. Halpryn also serves as a director of Castle Brands Inc., a developer and international marketer of premium branded spirits whose shares are traded on the NYSE Amex (formerly known as the American Stock Exchange), and a director of Ideation Acquisition Corp., a publicly traded special purpose acquisition corporation seeking to effect a merger in the digital media sector. Mr. Halpryn has also served as a director of Winston Pharmaceuticals, Inc., a publicly held corporation and the parent company of Winston Laboratories, Inc., since September 2008. Mr. Halpryn served as the Chairman of the Board and Chief Executive Officer of Getting Ready Corporation, a publicly held shell corporation, from December 2006 until its merger with Winston Laboratories in September 2008. Mr. Halpryn served as the Chairman of the Board, Chief Executive Officer and President of clickNsettle.com, Inc., a publicly held shell corporation, from October 2007 until September 2008, following its merger with Cardo Medical, LLC. Mr. Halpryn was the President and Secretary and a director of Longfoot Communications Corp., a publicly held shell corporation, from March 2008 until its merger with Kidville Holdings, LLC in August 2008. Mr. Halpryn served as a director of Ivax Diagnostics, Inc., a publicly held corporation, from October 2002 until September 2008. Mr. Halpryn was Chairman of the Board and Chief Executive Officer of Orthodontix, Inc., a publicly held corporation, from April 2001 until Orthodontix merged with Protalix BioTherapeutics, Inc. in December 2006. Mr. Halpryn is also Chief Executive Officer and a director of Transworld Investment Corporation (“TIC”), serving in such capacity since June 2001. Since 2000, Mr. Halpryn has been an investor and the managing member of investor groups that were joint venture partners in 26 land acquisition and development projects with one of the largest home builders in the country. From 1984 to June 2001, Mr. Halpryn served as Vice President/Treasurer of TIC. From 1999, Mr. Halpryn also served as Vice President of Ivenco, Inc. (“Ivenco”) until Ivenco’s merger into TIC in June 2001. In addition, since 1984, Mr. Halpryn has been engaged in real estate investment and development activities. From April 1988 through June 1998, Mr. Halpryn was Vice Chairman of Central Bank, a Florida state-chartered bank. Since June 1987, Mr. Halpryn has been the President of and beneficial holder of stock of United Security Corporation, a broker-dealer registered with FINRA. From June 1992 through May 1994, Mr. Halpryn served as the Vice President, Secretary-Treasurer of Frost Hanna Halpryn Capital Group, Inc., a “blank check” company whose business combination was effected in May 1994 with Sterling Healthcare Group, Inc. From June 1995 through October 1996, Mr. Halpryn served as a member of the Board of Directors of Sterling Healthcare Group, Inc.

          Dr. Curtis Lockshin, Director
          Curtis Lockshin, age 48, has been a director of QuikByte since July 2008. Dr. Lockshin has served as a director of Winston Pharmaceuticals, Inc., a publicly held corporation and the parent company of Winston Laboratories, Inc., since September 2008. Dr. Lockshin served as a director of Getting Ready Corporation, a publicly held shell corporation, from December 2006 until its merger with Winston Laboratories in September 2008. Dr. Lockshin served as a director of clickNsettle.com, Inc., a publicly held shell corporation, from October 2007 until its merger with Cardo Medical, LLC in September 2008. Since 2003, Dr. Lockshin has been an independent pharmaceutical & life sciences consultant, focused on small companies that seek to leverage their technology assets inside healthcare, biotechnology and security sectors. From 1998 to 2002, Dr. Lockshin was a Scientist, Associate Director, and Director of Discovery Biology & Informatics at Sepracor Inc., where he was instrumental in establishing the New Leads program, which delivered novel chemical entities into the preclinical pipeline. In 2002-2003, while Director of Discovery Biology at Beyond Genomics, Inc., Dr. Lockshin co-developed strategies for utilizing proprietary technology platforms in clinical trial optimization and prediction of off-target drug activities. Dr. Lockshin’s current activities include a business development engagement with TelAztec LCC (Burlington, MA). Since 2004, Dr. Lockshin has served on the Board of Directors of the Ruth K. Broad Biomedical Research Foundation, a Duke University support corporation, which supports basic research related to Alzheimer’s disease and neurodegeneration via intramural, extramural, and international grants. Dr. Lockshin was a director of Orthodontix, Inc. from July until December 2006. Dr. Lockshin is a co-inventor on several U.S. patents and applications covering pharmaceuticals, biomaterials, and optics for remote biochemical sensing. He holds a Bachelor’s degree in Life Sciences and a PhD in Biological Chemistry, both from the Massachusetts Institute of Technology.
          Lewis J. Shuster, Director
          Lewis J. Shuster, age 54, is currently the Chief Executive Officer of Shuster Capital, an advisor to and angel investor in life science companies with a focus on operating businesses, including lab reagents, contract services and diagnostics. Mr. Shuster was appointed to serve as a director of QuikByte effective upon the closing of the Merger. Prior to rejoining Shuster Capital in November 2007, from June 2003 to November 2007 Mr. Shuster served as the Chief Executive Officer of Kemia, Inc., a drug discovery and development company, where he led the company to the completion of $70 million in venture capital financing and Phase I and Phase II clinical trials of an internally discovered and developed oral anti-inflammatory. From January 2002 to May 2003, Mr. Shuster founded and served as Chief Executive Officer of Shuster Capital. From February 2000 to December 2001, Mr. Shuster served in various operating executive positions with Invitrogen Corporation, including Chief Operating Officer and President of Genomics. Mr. Shuster has also previously served as the President and Chief Operating Officer, Pharmacopeia Laboratories of Pharmacopeia, Inc., Chief Financial Officer of Pharmacopeia, Inc., Executive Vice President, Operations and Finance of Human Genome Sciences, Inc., President and Chief Executive Officer of Microbiological Associates, Inc. and Vice President, Finance and Chief Financial Officer of Molecular Design Limited. Mr. Shuster currently serves as a member of the board of directors and the audit committee chairman of Epitomics, Inc., a monoclonal antibody firm he helped fund through Shuster Capital in 2002. Mr. Shuster holds an M.B.A from Stanford University and a B.A. in Economics from Swarthmore College. Mr. Shuster was selected as a director nominee by Dr. Schuh pursuant to the terms of the Merger Agreement.
          Alan Jay Weisberg, Chief Financial and Accounting Officer
          Alan Jay Weisberg, age 63, has been our Chief Financial and Accounting Officer since July 2008. Mr. Weisberg served as a director of QuikByte from July 2008 until the closing of the Merger. Mr. Weisberg served as the Chief Financial Officer and a director of Getting Ready Corporation, a publicly held shell corporation, from December 2006 until its merger with Winston Laboratories in September 2008, the Chief Financial Officer and a director of clickNsettle.com, Inc., a publicly held shell corporation, from October 2007 until its merger with Cardo Medical, LLC in September 2008, and the Chief Financial Officer of Longfoot Communications Corp., a publicly held shell corporation, from March 2008 until its merger with Kidville Holdings, LLC in August 2008. Mr. Weisberg was the Acting Chief Financial Officer of Orthodontix, Inc. from September 1999 until December 2006 and the Treasurer and a director of Orthodontix, Inc. from April 2001 until Orthodontix merged with Protalix BioTherapeutics, Inc. in December 2006. Since July 1986, Mr. Weisberg has been a stockholder in the accounting firm of Weisberg Brause & Co., Boca Raton, Florida. Mr. Weisberg has been the principal financial officer of United Security Corporation, a broker-dealer registered with FINRA, since June 1987.

Item 6. Executive Compensation.
          The information required by Item 6 of Form 10 was previously reported by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 30, 2009, and its Information Statement on Schedule 14f-1/A, filed with the SEC on August 26, 2009. The foregoing previously reported information is supplemented as follows.
Compensation Discussion and Analysis
          The primary goals of our board of directors with respect to executive compensation will be to attract and retain talented and dedicated executives, to tie annual and long-term cash and stock incentives to achievement of specified performance objectives, and to create incentives resulting in increased shareholder value. To achieve these goals, we plan to form a compensation committee to recommend to our board of directors executive compensation packages, generally comprising a mix of salary, discretionary bonus and equity awards. Although we have not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, we intend to implement and maintain compensation plans that tie a substantial portion of our executives’ overall compensation to achievement of corporate goals.
Employment Agreements
          Effective upon the Merger Closing, we entered into employment letters (the “Employment Letters”) with each of Drs. Antonius Schuh and Henry Ji pursuant to which they are employed as our Chief Executive Officer and Chief Scientific Officer, respectively. Each Employment Letter is for a term of three years from the Merger Closing (the “Term”). Under their respective Employment Letters, Dr. Schuh will receive an annual salary of $250,000, Dr. Ji will receive an annual salary of $240,000 and each will be eligible to participate in any cash-bonus program and equity award plan of the Company in such amounts as our board of directors or any applicable committee thereof shall determine in its sole discretion.
Benchmarking of Cash and Equity Compensation
          We have not retained a compensation consultant to review our policies and procedures with respect to executive compensation. We may retain the services of third-party executive compensation specialists from time to time in connection with the establishment of cash and equity compensation and related policies and we intend to take into account input from other independent members of our board of directors and publicly available data relating to the compensation practices and policies of other companies within and outside our industry.
Elements of Compensation
          We will evaluate individual executive performance with a goal of setting compensation at levels the board of directors or any applicable committee thereof believes are comparable with executives in other companies of similar size and stage of development while taking into account our relative performance and our own strategic goals. Post-Merger, the compensation received by our executive officers is anticipated to consist of the following elements:
          Base Salary. Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by other companies for similar positions within our industry.
          Discretionary Annual Bonus. In addition to base salaries, our board of directors or any applicable committee thereof will have the authority to award discretionary annual bonuses to our executive officers. The annual incentive bonuses are intended to compensate officers for achieving corporate goals and value-creating milestones.
          Long-Term Incentive Program. We believe that positive long-term performance is achieved through an ownership culture that encourages such performance through the use of stock and stock-based awards. We believe that the use of equity and equity-based awards offers the best approach to achieving our compensation goals. We have not adopted formal stock ownership guidelines or a formal long-term incentive program.

          Severance and Change-in-Control Benefits. Each of Dr. Schuh’s and Dr. Ji’s Employment Letter provides that in the event his employment with us is terminated prior to the end of the Term for any reason other than for “cause”, then concurrent with such termination, he will be entitled to receive (i) all compensation accrued, but unpaid, up to the date of termination, and (ii) severance in an amount equal to one year’s then base salary. In addition, the vesting of all stock options or other equity awards then held by him will accelerate in full and be exercisable for a period of 90 days after any such termination. For each of the Employment Letters, “cause” is defined to mean (i) any dishonesty that is intended to materially injure the business of the Company, (ii) conviction of any felony, or (iii) any wanton or willful dereliction of duties that are not cured after being provided with 30 days written notice.
          Restricted Stock Grants or Awards. We have not granted any restricted stock or restricted stock awards pursuant to our equity benefit plans to any of our executive officers. However, our board of directors or any applicable committee thereof, in its discretion, may in the future elect to make such grants to our executive officers if it deems it advisable.
          Other Compensation. We intend to provide benefits and perquisites for our executive officers at levels comparable to those provided to other executive officers in our industry. Our board of directors or any applicable committee thereof, in its discretion, may revise, amend or add to the benefits and perquisites of any executive officer as it deems it advisable and in the best interest of the Company and our shareholders.
Director Compensation
          We are currently considering the precise composition of our director compensation policy. We may adopt a policy of paying independent directors an annual retainer, stock options and a fee for attendance at board of directors and committee meetings. We anticipate reimbursing each director for reasonable travel expenses related to such director’s attendance at board of directors and committee meetings.
     Prior to the Merger, on September 18, 2009, the board of directors of the Company granted options to purchase 40,000 shares of QuikByte Common Stock, at an exercise price of $0.0448 per share, to each of those persons who, effective as of the closing of the Merger, will serve as a non-employee director of the Company (each an “Option Grant” and collectively, the “Option Grants”), which persons are Dr. Ernst-Güenter Afting, Dr. S. James Freedman, Mr. Glenn Halpryn, Dr. Curtis Lockshin and Mr. Lewis J. Shuster (each an “Optionee”). Each Option Grant will vest on September 18, 2010, but, subject to certain exceptions, may not be exercised until September 18, 2011. Each Option Grant will terminate on the earlier of (i) the date that the Optionee ceases to serve as a director of the Company, (ii) September 18, 2019, or (iii) the liquidation of dissolution of the Company. Each Option Grant was made pursuant to a Stock Option Agreement, the form or which is filed as Exhibit 10.11 hereto and incorporated herein by reference.
Item 7. Certain Relationships and Related Transactions, and Director Independence.
          Transactions with Related Persons
          The information required by Item 7 of Form 10 was previously reported by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 30, 2009, and its Information Statement on Schedule 14f-1/A, filed with the SEC on August 26, 2009. The foregoing previously reported information is supplemented as follows.
          The description of the Merger, the Merger Agreement, the Stock Purchase Agreement, the Option Grants and the Financing contained in item 2.01 to this Current Report on Form 8-K is incorporated by reference in this Item 7.
          Pursuant to the Stock Purchase Agreement, the Company issued an aggregate of 44,634,374 shares of QuikByte Common Stock to the Investors for an aggregate offering price of $2.0 million. As part of this issuance, Halpryn Group VI, LLC, an entity in which Mr. Glenn Halpryn, a director of the Company and at such time its Chairman, President and Chief Executive Officer, and Mr. Steven Jerry Glauser, a greater than 5% shareholder of the Company, are members, acquired 17,184,228 shares of QuikByte Common Stock for $770,000, Mr. Noah M. Silver, at such time a director and Vice President, Secretary and Treasurer of the Company, acquired 446,344 shares of QuikByte Common Stock for $20,000, and Mr. Ronald Stein, at such time a director of the Company, acquired 446,344 shares of QuikByte Common Stock for $20,000. Also as part of the issuance, Mr. Glenn L. Halpryn’s father, Ernest Halpryn, acquired 446,344 shares of QuikByte Common Stock for $20,000, Ms. Alison Levin, Mr. Glenn L. Halpryn’s sister, acquired 223,172 shares of QuikByte Common Stock for $10,000, and IVC Investors, LLLP, an entity which Mr. Glenn L. Halpryn, Ernest Halpryn and Alison Levin have an interest, acquired 781,102 shares of QuikByte Common Stock for $35,000. In addition, Dr. Henry Ji, who was a greater than 5% shareholder and director of STI prior to the Merger and is a greater than 5% shareholder and director of the Company subsequent to the Merger, acquired 1,785,375 shares of QuikByte Common Stock for $80,000, and Dr. Ernst-Guenter Afting, Dr. S. James Freedman and Mr. Lewis Shuster, each of whom was appointed as a director of the Company in connection with the Merger, acquired 557,930, 111,586 and 669,516 shares of QuikByte Common Stock for $25,000, $5,000 and $30,000, respectively.
          Review, Approval or Ratification of Transactions with Related Persons
          Our board of directors conducts an appropriate review of and oversees all related-party transactions. We have not yet adopted formal standards in respect of the review and approval or ratification of related-party transactions; however, our board has conformed to the following standards: (i) all related-party transactions must be fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time authorized by the board, and (ii) all related-party transactions must be authorized, approved or ratified by the affirmative vote of a majority of the directors who have no interest, either directly or indirectly, in any such related party transaction.
          Director Independence
          Our board of directors has determined that (i) Drs. James Freedman, Curtis Lockshin and Ernst-Güenter Afting and Mr. Lewis Shuster are “independent” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules and (ii) Drs. Schuh and Ji and Mr. Halpryn, are not “independent” directors under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Our board of directors has made the aforementioned determinations notwithstanding that we do not presently have any securities listed on the NASDAQ or any national securities exchange or inter-dealer quotation system having requirements that a majority of our board be independent.

Item 8.	Legal Proceedings.
          The Company is subject to various legal proceedings and claims arising in the ordinary course of business. Our management does not expect that the results of any such proceedings, either individually or in the aggregate, would have a material adverse effect on our financial position, results of operations or cash flows.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
          Our common stock is quoted on the OTCBB under the symbol “QBSW.” Including the 169,375,807 shares of our common stock issued in the Merger and the 44,634,374 shares of our common stock issued in the Financing, there are currently 225,084,127 shares of common stock outstanding. As of September 18, 2009, the last bid quoted for our common stock on the OTCBB was $0.12 per share. All OTCBB quotations reproduced herein reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.
          The following table sets forth the range of high and low bid quotations for the Common Stock, as reported by the OTCBB, on a quarterly basis for the fiscals years ended December 31, 2008 and 2007 and the interim period ended September 17, 2009.*
For the Fiscal Year Ended on December 31, 2007

	High	Low
Quarter Ended March 31, 2007	$5.40	$0.60
Quarter Ended June 30, 2007	3.60	2.00
Quarter Ended September 30, 2007	2.00	1.10
Quarter Ended December 31, 2007	2.80	1.40
For the Fiscal Year Ended on December 31, 2008

	High	Low
Quarter Ended March 31, 2008	$1.60	$1.30
Quarter Ended June 30, 2008	1.30	1.00
Quarter Ended September 30, 2008	1.60	0.90
Quarter Ended December 31, 2008	0.90	0.45

For the Interim Period Ended on September 17, 2009

	High	Low
Quarter Ended March 31, 2009	$0.45	$0.10
Quarter Ended June 30, 2009	0.10	0.10
July 1, 2009 through September 17, 2009	0.21	0.10

*	The Company effectuated a one-for-twenty reverse stock split effective as of March 16, 2007 and a one-for-ten reverse stock split effective as of October 6, 2008. The prices set forth above have been adjusted for these reverse stock splits.
          As of the close of business on September 16, 2009, there were approximately 254 holders of record of our common stock and an undetermined number of beneficial owners.
          We paid no cash dividends in respect of our common stock during our two most recent fiscal years, and we have no plans to pay any dividends or make any other distributions in the foreseeable future. The payment by us of dividends, if any, in the future, rests within the discretion of the Board and will depend, among other things, upon our earnings, capital requirements and financial condition.
Equity Compensation Plan Information
          We do not currently have any equity compensation plans under which we would be authorized to issue our common stock, rights and/or stock options.

Item 10.	Recent Sales of Unregistered Securities
          In the following discussion, all share amounts reflect one-for-twenty reverse stock split effected as of March 17, 2007 and a one-for-ten reverse stock split effected as of October 6, 2008.
          On January 31, 2007, the Company issued 750,000 shares of QuikByte Common Stock to Ponce Acquisition, LLC, a Colorado limited liability company, for an aggregate offering price of $15,000.
          On March 23, 2007, the Company sold to KI Equity Partners V, LLC, a Delaware limited liability company (“KI Equity”), 6,000,000 shares of QuikByte Common Stock for an aggregate offering price of $600,000.
          On March 26, 2007, the Company issued 750,000 shares of QuikByte Common Stock to KI Equity for an aggregate offering price of $75,000. Also on March 26, 2007, the Company issued 160,000 shares of QuikByte Common Stock to Mr. Kevin R. Keating, who at the time of the issuance was the sole officer and a director of the Company, for services rendered to the Company valued at $16,000.
          In addition, on March 26, 2007, the Company issued 550,000 shares of QuikByte Common Stock to Garisch Financial, Inc., an Illinois corporation, in consideration of consulting services rendered to the Company valued at $55,000.
          On July 7, 2008, the Company issued an aggregate of 3,143,700 shares of QuikByte Common Stock to the certain investors for an aggregate offering price of $562,500.
          On the Closing Date, the Company issued an aggregate of 44,634,374 shares of QuikByte Common Stock to the Investors for an aggregate offering price of $2,000,000.
          The Company issued these shares of QuikByte Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

          There were no underwriting discounts or commissions for any of the issuances disclosed in this Item 10.
Item 11. Description of Registrant’s Securities to be Registered.
          The Amended and Restated Articles of Incorporation of the Company (the “Articles”) authorize the issuance of 500,000,000 shares of QuikByte Common Stock and 100,000,000 shares of preferred stock, $0.0001 par value (the “Preferred Stock”).
          Each record holder of QuikByte Common Stock is entitled to one vote for each share held on all matters properly submitted to the shareholders of the Company for their vote. Cumulative voting for the election of directors is not permitted by the Articles. The Articles provide that any action to be taken by the shareholders of the Company which, pursuant to statute, requires the vote of two-thirds of the outstanding shares entitled to vote thereon, may be acted upon by the vote or concurrence of the holders of a majority of the outstanding shares of the shares, class or series entitled to vote thereon.
          The holders of outstanding shares of QuikByte Common Stock are entitled to such dividends as may be declared from time to time by the Board out of legally available funds, subject to preferential dividend rights, if any, of the holders of Preferred Stock. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of QuikByte Common Stock are entitled to receive, ratably, the net assets of the Company available to shareholders after distribution is made to the holders of Preferred Stock, if any, who are given preferred rights upon liquidation. The holders of outstanding shares of QuikByte Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of QuikByte Common Stock are, and all unissued shares when offered and sold will be, fully paid, and nonassessable. To the extent that additional shares of QuikByte Common Stock are issued, the relative interests of then existing shareholders may be diluted.
          The Articles provide the Board with the authority to determine the designations, powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock, and establish different series of Preferred Stock and variations in the relative rights and preferences as between different series thereof in accordance with Colorado law. The holders of any series of Preferred Stock shall have no voting power whatsoever, except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board creating any such series of Preferred Stock.

Item 12.	Indemnification of Directors and Officers.
          Article 109 of the Colorado Business Corporation Act (the “CBCA”) permits the Company to indemnify any officer, director, employee or agent (any such person, a “Proper Person”) against expenses, fines, penalties, settlements or judgments arising in connection with a legal proceeding to which such person was a party, to the extent that such person’s actions were in good faith, were believed to be in the Company’s best interest and were not unlawful. Indemnification is mandatory with respect to a Proper Person who was wholly successful in defense of a proceeding.
          The circumstances under which indemnification is granted in connection with an action brought on the Company’s behalf are generally the same as those mentioned above. However, with respect to actions against directors or officers, indemnification may be granted only with respect to reasonable expenses actually incurred in connection with the defense or settlement of the action. In these actions, the person to be indemnified must have acted in good faith and in a manner the person reasonably believed was in the Company’s best interest; the person must not have been adjudged liable to the Company; and the person must not have received an improper personal benefit.
          The Articles provide that the Company shall indemnify any person who is or was a director of the Company to the maximum extent provided by Colorado law. The Articles also provide that the Company shall indemnify any person who is or was an officer, employee or agent of the Company, and who is not a director of the Company, to the maximum extent provided by law, or to a greater extent if consistent with law and if provided by resolution of the Company’s shareholders or directors, or in a contract.

          The Articles authorize the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Company and who while a director, officer, employee, fiduciary or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against or incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under provisions of Colorado law.
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
          This summary of the circumstances in which such indemnification is provided for is qualified in its entirety by reference to the Articles and the Company’s Amended and Restated Bylaws, which are filed as exhibits hereto and incorporated herein by this reference, and to the relevant provisions of the CBCA.

Item 13.	Financial Statements and Supplementary Data
          The financial statements included in Item 9.01 of this Current Report on Form 8-K are incorporated by reference in this Item 13. QuikByte’s audited financial statements for its fiscal years ended December 31, 2008 and 2007 were previously reported by QuikByte in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 30, 2009. QuikByte’s unaudited interim financial statements required by this Item 13 were previously reported in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 13, 2009.

Item 14.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosures
          We have had no disagreements with our independent and registered public accounting firm on accounting and financial disclosure.
Item 15. Financial Statements and Exhibits
          The disclosures set forth in Item 9.01 of this Current Report on Form 8-K are incorporated by reference in this Item 15. QuikByte’s audited financial statements for its fiscal years ended December 31, 2008 and 2007 were previously reported by QuikByte in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 30, 2009. QuikByte’s unaudited interim financial statements required by this Item 15 were previously reported in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 13, 2009.
*****End of Form 10 Disclosures*****

Item 3.02.	Unregistered Sales of Equity Securities.
          The disclosure set forth in Item 2.01 of this Current Report on Form 8-K, including the Form 10 disclosures, is incorporated by reference in this Item 3.02.

Item. 5.01.	Changes in Control of Registrant.
          The disclosure set forth in Item 2.01 of this Current Report on Form 8-K, including the Form 10 disclosures, is incorporated by reference in this Item 5.01.
          To the Company’s knowledge, there are no arrangements or understandings among pre-Merger persons who controlled in excess of 50% of our then issued and outstanding voting securities nor among those post-Merger persons who control in excess of 50% of our currently issued and outstanding voting securities. Additionally, to the Company’s knowledge, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The disclosure set forth in Item 2.01 of this Current Report on Form 8-K, including the Form 10 disclosures, is incorporated by reference in this Item 5.02.
          Effective upon consummation of the Merger: (i) the board increased the number of seats on the board from five to seven; (ii) Messrs. Noah Silver, Ronald Stein and Alan Jay Weisberg resigned as directors; and (iii) in accordance with our bylaws, the remaining directors appointed Drs. James Freedman, Henry Ji, Antonius Schuh, and Ernst-Güenter Afting and Mr. Lewis Shuster to fill the vacancies created by the resignations and increase in number of seats on our board. Each of the new directors will hold office until the earlier of the next annual meeting of shareholders and the election and qualification of their successors or their earlier death, resignation or removal.
          Additionally, effective upon consummation of the Merger, Mr. Glenn L. Halpryn resigned as Chief Executive Officer and President and Mr. Noah Silver resigned as Vice President, Secretary and Treasurer, and our board of directors appointed the following persons to serve in the offices set forth across from their names:

Name	Title(s)
Dr. Antonius Schuh	Chief Executive Officer
Dr. Henry Ji.	Chief Scientific Officer & Secretary
          All officers, whether executive or non-executive, serve at the discretion of our board of directors.

Item 5.06.	Change in Shell Company Status.
          The disclosure set forth in Item 2.01 to this Current Report on Form 8-K, including the Form 10 disclosures, is incorporated by reference in this Item 5.06. As a result of the completion of the Merger, we believe we are no longer a “shell company” as that term is defined in Rule 12b-2 of the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

(b)	Pro forma financial information.

INDEX TO FINANCIAL STATEMENTS

Page
(a) Financial Statements of Sorrento Therapeutics, Inc.

Financial Statements for the Six Months Ended June 30, 2009 and 2008

Balance Sheets as of June 30, 2009 (unaudited) and December 31, 2008	F-2

Unaudited Statements of Operations for the Three and Six Months Ended June 30, 2009 and 2008 and for the Period from January 25, 2006 (Inception) through June 30, 2009	F-3

Unaudited Statements of Cash Flows for the Six Months Ended June 30, 2009 and 2008 and for the Period from January 25, 2006 (Inception) through June 30, 2009	F-4

Notes to Financial Statements (unaudited)	F-5

Financial Statements for the Years Ended December 31, 2008 and 2007

Report of Independent Registered Public Accounting Firm	F-7

Balance Sheets as of December 31, 2008 and 2007	F-8

Statements of Operations for the Years Ended December 31, 2008 and 2007 and for the Period from January 25, 2006 (Inception) to December 31, 2008	F-9

Statements of Stockholders’ Deficit for the Period from January 25, 2006 (Inception) to December 31, 2008	F-10

Statements of Cash Flows for the Years Ended December 31, 2008 and 2007 and for the Period from January 25, 2006 (Inception) to December 31, 2008	F-11

Notes to Financial Statements	F-12

(b) Pro Forma Financial Information (Unaudited)

Unaudited Pro Forma Condensed Combined Financial Statements	F-14

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2009	F-15

Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2009	F-16

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2008	F-17

Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-18

Sorrento Therapeutics, Inc.
(A development stage company)
Balance Sheet

	June 30, 2009	December 31, 2008
	Unaudited
Assets

Current Assets
Cash and cash equivalents	$2,297,639	$—
Other current assets	60,000	—

Total current assets	2,357,639	—

Total assets	$2,357,639	$—

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable	$182,897	$75,965
Accounts payable – shareholders	40,683	40,683
Income taxes payable	1,600	800

Total current liabilities	225,180	117,448

Commitments and Contingencies (Note 5)

Stockholders’ Equity (Deficit)
Common stock; no par value; 100,000,000 shares authorized; 6,646,273 and 4,000,000 shares issued and outstanding for 2009 and 2008, respectively	2,274,731	400
Shareholder note receivable	(30)	—
Deficit accumulated during the development stage	(142,242)	(117,848)

Total stockholders’ Equity (Deficit)	2,132,459	(117,448)

	$2,357,639	$—

The accompanying notes are an integral part of these financial statements.

Sorrento Therapeutics, Inc.
(A development stage company)
Unaudited Statements of Operations

					Period from
					January 25, 2006
	3 Months Ended	3 Months Ended	6 Months Ended	6 Months Ended	(Inception) through
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008	June 30, 2009
Revenues	$—	$—	$—	$—	$—

General and administrative expenses	24,769	3,991	24,769	3,991	143,434

Other Income
Interest income	1,175	—	1,175	—	1,175
Other Income	—	—	—	—	2,417

Total Other Income	1,175	—	1,175	—	3,592

Loss Before Income Taxes	(23,594)	(3,991)	(23,594)	(3,991)	(139,842)

Income tax provision	—	—	800	800	2,400

Net Loss	$(23,594)	$(3,991)	$(24,394)	$(4,791)	$(142,242)

The accompanying notes are an integral part of these financial statements.

Sorrento Therapeutics, Inc.
(A development stage company)
Unaudited Statements of Cash Flow

			Period from
			January 25, 2006
	6 Months Ended	6 Months Ended	(Inception) through
	June 30, 2009	June 30, 2008	June 30, 2009
Cash Flows From Operating Activities
Net loss	$(24,394)	$(4,791)	$(142,242)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase (decrease) in cash resulting from changes in:
Other current assets	(60,000)	—	(60,000)
Accounts payable	106,932	3,991	182,897
Accounts payable-shareholders	—	—	40,683
Income taxes payable	800	800	1,600

Net cash used in operating activities	23,338	—	22,938

Cash Flows From Financing Activities

Proceeds from issuance of common stock, net of issuance costs	2,274,301	—	2,274,701

Net Increase in Cash	2,297,639	—	2,297,639

Cash at Beginning of Period	—	—	—

Cash at End of Period	$2,297,639	$—	$2,297,639

Supplemental Disclosure of Cash Flow Information:

Cash paid during the period for Income taxes	$—	$—	$800
Non Cash Financing Activities:
During 2009 the Company recorded a receivable from one of its stockholders for $30 related to the issuance of 30,000 shares of common stock.
During 2006 the Company recorded a receivable from its stockholders for $400 related to the issuance of 4,000,000 shares of common stock. In 2008 the $400 receivable was offset by $400 in accounts payable to stockholders.
The accompanying notes are an integral part of these financial statements.

Sorrento Therapeutics, Inc.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

1.	Summary of Significant Accounting Policies	A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

	Organization	Sorrento Therapeutics, Inc. (“the Company”) was incorporated in the state of California as San Diego Antibody Company, Inc. in January 2006. In February 2009, the name of the Company was changed to Sorrento Therapeutics, Inc. The Company is engaged in the business of developing and commercializing a broad, generally applicable platform for the generation of fully human monoclonal antibodies based on its proprietary technology.

	Use of estimates	The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

	Cash and cash equivalents	The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents.

	Income taxes	Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities. From the Company’s inception through June 2009, the tax provision consisted of the annual California state income tax of $800.

As of June 30, 2009, a non-current deferred tax asset of approximately $57,000 had been recognized for the temporary differences related to federal and state net operating losses. A valuation allowance has been recorded to fully offset the deferred tax asset as it is not more likely than not that the assets will be fully utilized. The valuation allowance at June 30, 2009 is approximately $57,000, an increase of $10,000 from December 31, 2008.

At June 30, 2009, the Company had unused federal and state net operating losses of approximately $140,000.

2.	Development Stage Operations	The Company is in the development stage and activities since the Company’s inception through June 2009 were devoted primarily to developing proprietary platform technology for the generation of fully human monoclonal antibodies and obtaining financing.

3.	Common Stock	On March 1, 2009, the Company issued 290,526 shares of restricted common stock to consultants for $0.001 per share under the 2009 Equity Incentive Plan. In March 2009, the Company issued 40,000 shares of common stock outside of the Plan to consultants for a purchase price of $0.001 per share.

Sorrento Therapeutics, Inc.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

On June 10, 2009, the Company issued 2,315,747 shares of common stock to OPKO Health, Inc, in exchange for $2,300,000 in cash proceeds. The Company incurred approximately $26,000 of financing costs which have been offset against the proceeds received.

4.	Related Party Transactions	From inception through June 30, 2009, the stockholders of the Company incurred expenses on behalf of the Company. At June 30, 2009 and 2008, the Company had accounts payable due to the stockholders related to these expenses of approximately $41,000 and $44,000, respectively.

5.	Commitments and Contingencies

	Litigation	In the normal course of business, the Company is occasionally named as a defendant in various lawsuits. Management is currently not aware of any pending lawsuits.

	License agreement	In connection with the stock purchase agreement with OPKO, Inc. (see Note 3), the Company entered into a license agreement allowing OPKO an exclusive license to use the Company’s patent rights relating to the manufacture of human antibody libraries. The license agreement also provides the Company with an exclusive, royalty-free license to use certain of OPKO’s patents to develop, use, and make selected products.

6.	Subsequent Events	In July 2009, Sorrento Therapeutics, Inc., a Delaware corporation, was formed, with the California corporation as its sole shareholder. Subsequently, the California corporation merged into the Delaware corporation, and upon merger, each share of the California corporation’s stock was converted into a share of the Delaware corporation’s stock. The common stock of the Delaware corporation that was held by the California corporation was then cancelled.

In July 2009, the Company signed a plan of merger agreement with QuikByte Software Inc., a publicly-traded company with no active operations. Under the agreement, the Company will become a wholly owned subsidiary of QuikByte Software. After the merger is completed, QuikByte Software will be renamed to integrate the Sorrento Therapeutics, Inc. brand and will be headquartered in San Diego, California.

In July 2009, the Company entered into an operating lease agreement for its office facility in California. The lease has an initial five year term commencing on September 1, 2009. Total future minimum lease payments required over the lease term are approximately $440,000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Independent Auditors’ Report
To the Board of Directors and Stockholders of
Sorrento Therapeutics, Inc.
San Diego, California
We have audited the accompanying balance sheets of Sorrento Therapeutics, Inc. (the “Company”) as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended and for the period from January 25, 2006 (Inception) through December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sorrento Therapeutics, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended and for the period from January 25, 2006 (Inception) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.
/s/ Mayer Hoffman McCann P.C.
San Diego, CA
August 18, 2009

Sorrento Therapeutics, Inc.
(A development stage company)
Balance Sheet

	December 31,
	2008	2007
Assets

Current Assets
Accounts receivable – stockholders	$—	$400

Total current assets	$—	400

Total assets	$—	$400

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable	$75,965	$48,603
Accounts payable – stockholders	40,683	43,500
Income taxes payable	800	—

Total current liabilities	117,448	92,103

Commitments and Contingencies (Note 4)

Stockholders’ Deficit
Common stock; no par value; 100,000,000 shares authorized; 4,000,000 shares issued and outstanding at both 2008 and 2007	400	400
Deficit accumulated during the development stage	(117,848)	(92,103)

Total stockholders’ deficit	(117,448)	(91,703)

	$—	$400

The accompanying notes are an integral part of these financial statements.

Sorrento Therapeutics, Inc.
(A development stage company)
Statements of Operations

			Period from
			January 25, 2006
	Year Ended	Year Ended	(Inception) through
	December 31, 2008	December 31, 2007	December 31, 2008
Revenues	$—	$—	$—

General and administrative expenses	27,362	15,502	118,665

Loss from Operations	(27,362)	(15,502)	(118,665)

Other Income	2,417	—	2,417

Loss Before Income Taxes	(24,945)	(15,502)	(116,248)

Income tax provision	800	800	1,600

Net Loss	$(25,745)	$(16,302)	$(117,848)

The accompanying notes are an integral part of these financial statements.

Sorrento Therapeutics, Inc.
(A development stage company)
Statements of Stockholders’ Deficit
Period from January 25, 2006 (Inception) through December 31, 2008

			Deficit
			Accumulated
			During the
	Common Stock		Development
	Shares	Amount	Stage	Total
Balance at Inception	—	$—	$—	$—

Common Stock Issued to Founders	4,000,000	400	—	400
Net Loss	—	—	(75,801)	(75,801)

Balance at December 31, 2006	4,000,000	400	(75,801)	(75,401)

Net Loss	—	—	(16,302)	(16,302)

Balance at December 31, 2007	4,000,000	400	(92,103)	(91,703)

Net Loss	—	—	(25,745)	(25,745)

Balance at December 31, 2008	4,000,000	$400	$(117,848)	$(117,448)

The accompanying notes are an integral part of these financial statements.

Sorrento Therapeutics, Inc.
(A development stage company)
Statements of Cash Flows

			Period from
			January 25, 2006
			(Inception)
	Year Ended	Year Ended	through
	December 31,	December 31,	December 31,
	2008	2007	2008
Cash Flows From Operating Activities
Net loss	$(25,745)	$(16,302)	$(117,848)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Increase (decrease) in cash resulting from changes in:
Accounts payable	27,362	13,760	75,965
Accounts payable-stockholders	(2,417)	2,542	41,083
Income taxes payable	800	—	800

Net cash provided by (used in) operating activities	—	—	—

Net Change in Cash	—	—	—

Cash at Beginning of Period	—	—	—

Cash at End of Period	$—	$—	$—

Supplemental Disclosure of Cash Flow Information:

Cash paid during the period for:
Income taxes	$—	$800	$800

Non Cash Financing Activities:
During 2006 the Company recorded a receivable from one of its stockholders for $400 related to the issuance of 4,000,000 shares of common stock. In 2008 the $400 receivable was offset in accounts payable to stockholders.
The accompanying notes are an integral part of these financial statements.

Sorrento Therapeutics, Inc.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies	A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

	Organization	Sorrento Therapeutics, Inc. (“the Company”) was incorporated in the state of California as San Diego Antibody Company, Inc. in January 2006. In February 2009, the name of the Company was changed to Sorrento Therapeutics, Inc. The Company is engaged in the business of developing and commercializing a broad, generally applicable platform for the generation of fully human monoclonal antibodies based on its proprietary technology.

	Use of estimates	The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

	Income taxes	Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities. From the Company’s inception through 2008, the tax provision consisted of the annual California state income tax of $800.

As of December 31, 2008, a non-current deferred tax asset of approximately $47,000 had been recognized for the temporary differences related to federal and state net operating losses. A valuation allowance has been recorded to fully offset the deferred tax asset as it is not more likely than not that the assets will be fully utilized. The valuation allowance at December 31, 2008 is approximately $47,000.

At December 31, 2008, the Company had unused federal and state net operating losses of approximately $117,000.

2.	Development Stage Operations	The Company is in the development stage and activities since the Company’s inception through 2008 were devoted primarily to developing proprietary platform technology for the generation of fully human monoclonal antibodies.

3.	Related Party Transactions	From inception through December 31, 2008, the stockholders of the Company incurred expenses on behalf of the Company. At December 31, 2008 and 2007, the Company had accounts payable due to the stockholders related to these expenses of approximately $41,000 and $44,000, respectively.

4.	Commitments and Contingencies

	Litigation	In the normal course of business, the Company is occasionally named as a defendant in various lawsuits. Management is currently not aware of any pending lawsuits.

Sorrento Therapeutics, Inc.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS

5.	Subsequent Events	During February 2009, the Company changed its name from San Diego Antibody Company, Inc. to Sorrento Therapeutics, Inc. In July 2009, Sorrento Therapeutics, Inc., a Delaware corporation, was formed, with the California corporation as its sole shareholder. Subsequently, the California corporation merged into the Delaware corporation, and upon merger, each share of the California corporation’s stock was converted into a share of the Delaware corporation’s stock. The common stock of the Delaware corporation that was held by the California corporation was then cancelled.

In February 2009 the Company adopted the 2009 Equity Incentive Plan (the “Plan”). The terms of the Plan provide for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, and stock bonuses to employees, directors, and consultants of the Company. On March 1, 2009, the Company issued 290,526 shares of restricted common stock to consultants for $0.001 per share under the Plan.

In March 2009 the Company issued 40,000 shares of common stock outside of the Plan to consultants for a purchase price of $0.001 per share.

On June 10, 2009, the Company issued 2,315,747 shares of common stock to OPKO Health, Inc. (“OPKO”), in exchange for $2,300,000 in cash proceeds. In connection with the stock purchase agreement, the Company entered into a license agreement allowing OPKO an exclusive license to use the Company’s patent rights relating to the manufacture of human antibody libraries. The license agreement also provides the Company with an exclusive, royalty-free license to use certain of OPKO’s patents to develop, use, and make selected products.

In July 2009, the Company signed a plan of merger agreement with QuikByte Software Inc., a publicly-traded company with no active operations. Under the agreement, the Company will become a wholly owned subsidiary of QuikByte Software. After the merger is completed, QuikByte Software will be renamed to integrate the Sorrento Therapeutics, Inc. brand and will be headquartered in San Diego, California.

In July 2009, the Company entered into an operating lease agreement for its office facility in California. The lease has an initial five year term commencing on September 1, 2009. Total future minimum lease payments required over the lease term are approximately $440,000.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined balance sheet combines the consolidated historical balance sheet of QuikByte Software, Inc. and the historical balance sheet of Sorrento Therapeutics, Inc. as of June 30, 2009 giving effect to the merger of Sorrento Merger Corp., Inc., a wholly-owned subsidiary of QuikByte Software, Inc., and Sorrento Therapeutics, Inc. pursuant to the merger agreement, as if the merger had been consummated on June 30, 2009. The following unaudited pro forma condensed combined statements of operations combine the historical statements of operations of QuikByte Software, Inc. and Sorrento Therapeutics, Inc. for the period ended June 30, 2009 and the year ended December 31, 2008, giving effect to the merger, as if it had occurred on January 1, 2008.
We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information for the year ended December 31, 2008 from the audited financial statements of QuikByte Software, Inc. and Sorrento Therapeutics, Inc. We derived the information regarding 2009 from the unaudited financial statements of QuikByte Software, Inc. and Sorrento Therapeutics, Inc. for that period. Neither QuikByte Software, Inc. nor Sorrento Therapeutics, Inc. assumes any responsibility for the accuracy or completeness of the information provided by the other party. This information should be read together with the QuikByte Software, Inc. audited and unaudited financial statements and related notes as filed in annual and quarterly reports with the Securities and Exchange Commission and the Sorrento Therapeutics, Inc. audited and unaudited financial statements included in this document under Sorrento Therapeutics, Inc.
The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the merger, factually supportable, and expected to have a continuing impact on the combined results.
The unaudited pro forma consolidated information is for illustrative purposes only. The financial results may have been different had the companies always been combined. Because the plans for these activities have not been finalized, we are not able to reasonably quantify the cost of such activities. You should not rely on the pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.
The following information should be read in conjunction with the pro forma condensed combined financial statements:
•	Accompanying notes to the unaudited pro forma combined condensed financial statements

•	Separate historical financial statements of QuikByte Software, Inc. for the period ended June 30, 2009 and the year ended December 31, 2008 as filed with the SEC in their Annual and Quarterly Reports

•	Separate historical financial statements of Sorrento Therapeutics, Inc. for the period ended June 30, 2009 and the year ended December 31, 2008 included elsewhere in this document
The unaudited pro forma condensed combined financial statements are presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.
The unaudited pro forma condensed financial statements were prepared using the reverse acquisition application of the equity recapitalization method of accounting with Sorrento Therapeutics, Inc. treated as the acquirer in accordance with U.S. generally accepted accounting principles for accounting and financial reporting purposes. Accordingly, the assets and liabilities of QuikByte Software, Inc. have been presented at their historical cost with no goodwill or other intangible assets recorded and no increment in stockholders equity.

UNAUDITED PRO FORMA CONDENSED
COMBINED BALANCE SHEET
OF
SORRENTO THERAPEUTICS, INC. AND QUIKBYTE SOFTWARE, INC.
JUNE 30, 2009

	Historical
	Sorrento	QuikByte	Pro Forma		Combined Pro
	Therapeutics, Inc.	Software, Inc.	Adjustments		Forma

Assets

Current Assets
Cash and cash equivalents	$2,297,639	$291,674	$2,000,000	a	$4,589,313
Prepaid expenses	—	510			510
Other current assets	60,000	—			60,000

Total current assets	2,357,639	292,184			4,649,823

Total assets	$2,357,639	$292,184			$4,649,823

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable	182,897	38,008			220,905
Accounts payable - shareholders	40,683	—			40,683
Income taxes payable	1,600	—			1,600

Total current liabilities	225,180	38,008			263,188

Total liabilities	225,180	38,008			263,188

Stockholders’ Equity
Common stock	2,274,731	1,107	44,634	a	62,354
			(2,268,085)	b
			9,967	c

Additional paid-in-capital		2,053,769	1,955,366	a	4,466,553
			2,268,085	b
			(9,967)	c
			(1,800,700)	d
Shareholder note receivable	(30)				(30)

Accumulated deficit	(142,242)	(1,800,700)	1,800,700	d	(142,242)

Total stockholders’ Equity	2,132,459	254,176			4,386,635

	$2,357,639	$292,184			$4,649,823

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
OF
SORRENTO THERAPEUTICS, INC. AND QUIKBYTE SOFTWARE, INC.
FOR THE 6 MONTHS ENDED JUNE 30, 2009

	Historical
	Sorrento	QuikByte	Pro Forma
	Therapeutics, Inc.	Software, Inc.	Adjustments	Combined Pro Forma

Revenues	$—	$—	$—	$—

Professional fees	—	109,830	—	109,830
General and administrative expenses	24,769	28,784		53,553

Loss from Operations	(24,769)	(138,614)	—	(163,383)

Other Income
Interest income	1,175	598	—	1,773
Other Income	—	—	—	—

Total Other Income	1,175	598	—	1,773

Loss Before Income Taxes	(23,594)	(138,016)	—	(161,610)

Income tax provision	800	—	—	800

Net Loss	$(24,394)	$(138,016)	$—	$(162,410)

Pro forma net loss per share basic and diluted				$(0.00)

Pro forma shares used to compute net loss per share basic and diluted				225,084,127

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
OF
SORRENTO THERAPEUTICS, INC. AND QUIKBYTE SOFTWARE, INC.
FOR THE YEAR ENDED DECEMBER 31, 2008

	Historical
	Sorrento Therapeutics,	QuikByte	Pro Forma
	Inc.	Software, Inc.	Adjustments	Combined Pro Forma

Revenues	$—	$—	$—	$—

Professional fees	—	156,658	—	156,658
General and administrative expenses	27,362	33,857		61,219

Loss from Operations	(27,362)	(190,515)	—	(217,877)

Other Income
Interest income	—	1,613	—	1,613
Other Income	2,417	—	—	2,417

Total Other Income	2,417	1,613	—	4,030

Loss Before Income Taxes	(24,945)	(188,902)	—	(213,847)

Income tax provision	800	—	—	800

Net Loss	$(25,745)	$(188,902)	$—	$(214,647)

Pro forma net loss per share basic and diluted				$(0.00)

Pro forma shares used to compute net loss per share basic and diluted				225,084,127

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
1. Basis of Presentation
On July 14, 2009, QuikByte Software, Inc. and Sorrento Therapeutics, Inc entered into a definitive agreement under which Sorrento Merger Corp. will be merged into Sorrento Therapeutics, Inc. in a transaction to be accounted for as a reverse acquisition of QuikByte Software, Inc. As a result, the historical financial statements of Sorrento Therapeutics, Inc. constitute the historical financial statements of the merged companies. The transaction is considered to be a capital transaction and as such is the equivalent to the issuance of common stock by Sorrento Therapeutics, Inc. for the net monetary assets of QuikByte Software, Inc., accompanied by a re-capitalization. For accounting purposes, Sorrento Therapeutics is treated as the continuing reporting entity. The costs of the transaction incurred by Sorrento Therapeutics will be charged directly to equity, those incurred by QuikByte will be expensed.
2. Pro Forma Adjustments
There were no inter-company balances and transactions between QuikByte Software and Sorrento Therapeutics as of the dates and for the periods of these pro forma condensed combined financial statements.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had QuikByte Software and Sorrento Therapeutics filed consolidated income tax returns during the periods presented. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:
a)	To record the $2,000,000 proceeds for the sale of common stock by QuikByte Software in accordance with the merger agreement.

b)	Common stock adjustment to reflect the change in par value from no par value to $0.001 for the Sorrento Therapeutic shares outstanding.

c)	Common stock adjustment to reflect the change in par value from $0.0001 to $0.001 for the QuikByte Software shares outstanding.

d)	The elimination of the QuikByte Software, Inc. accumulated deficit.
3. Pro Forma Net Loss Per Share
The pro forma basic and diluted net loss per share are based on the number of QuikByte common stock shares outstanding, including the shares purchased by investors in conjunction with the merger agreement plus the common stock shares issued to Sorrento Therapeutics based on the conversion ratio in the merger agreement.

     (d) Exhibits

Exhibit Number	Description
2.1*	Merger Agreement, dated July 14, 2009, by and among QuikByte Software, Inc., Sorrento Therapeutics, Inc., Sorrento Merger Corp., Inc., the Stockholders’ Agent and the Parent Representative, filed as Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on July 14, 2009 and incorporated by reference herein.

2.2	First Amendment to Merger Agreement, dated August 26, 2009, by and among QuikByte Software, Inc., Sorrento Therapeutics, Inc., Sorrento Merger Corp., Inc., the Stockholders’ Agent and the Parent Representative, filed as Exhibit 2.2 to our Current Report on Form 8-K filed with the SEC on August 26, 2009 and incorporated by reference herein.

3.1	Amended and Restated Articles of Incorporation of the Company, filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q filed with the SEC on November 13, 2008 and incorporated by reference herein.

3.2	Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on July 7, 2008 and incorporated by reference herein.

9.1	Form of Stockholder Voting Agreement by and among QuikByte Software, Inc. and the Stockholder of Sorrento Therapeutics, Inc. set forth on the signature page thereto, dated as of July 14, 2009.

10.1	Form of Stock Purchase Agreement, dated September 18, 2009, by and among QuikByte Software, Inc. and the Investors listed on Exhibit A thereto.

10.2	Form of Lockup Agreement.

10.3	Escrow Agreement, dated September 18, 2009, by and among QuikByte Software, Inc., the Stockholders’ Agent, the Parent Representative and Bank of America, N.A.

10.4 ±	Employment Letter, dated September 18, 2009, between QuikByte Software, Inc. and Dr. Antonius Schuh.

10.5 ±	Employment Letter, dated September 18, 2009, between QuikByte Software, Inc. and Dr. Henry Ji.

10.6	Standard Multi-Tenant Office Lease-Net, dated July 28, 2008, by and between Sorrento Therapeutics, Inc. and Suntree Garden, LLC.

10.7	First Amendment to Lease, dated August 18, 2009, by and between Sorrento Therapeutics, Inc. and Suntree Garden, LLC.

10.8	Share Purchase Agreement, dated June 10, 2009, between Sorrento Therapeutics, Inc. and OPKO Health, Inc.

10.9	Limited License Agreement, dated June 10, 2009, between Sorrento Therapeutics, Inc. and OPKO Health, Inc.

10.10++	Patent Assignment Agreement, dated June 10, 2009, between Henry H. Ji and Sorrento Therapeutics, Inc.

10.11	Form of Stock Option Agreement.

Exhibit Number	Description
21.1	Subsidiary of QuikByte Software, Inc.

99.1	Press Release, dated September 18, 2009.

*	Non-material schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

++	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.

±	Management contract or compensatory plan.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIKBYTE SOFTWARE, INC.
Date: September 21, 2009	By:	/s/ Antonius Schuh, Ph.D.
		Name:	Antonius Schuh, Ph.D.
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Merger Agreement, dated July 14, 2009, by and among QuikByte Software, Inc., Sorrento Therapeutics, Inc., Sorrento Merger Corp., Inc., the Stockholders’ Agent and the Parent Representative, filed as Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on July 14, 2009 and incorporated by reference herein.

2.2	First Amendment to Merger Agreement, dated August 26, 2009, by and among QuikByte Software, Inc., Sorrento Therapeutics, Inc., Sorrento Merger Corp., Inc., the Stockholders’ Agent and the Parent Representative, filed as Exhibit 2.2 to our Current Report on Form 8-K filed with the SEC on August 26, 2009 and incorporated by reference herein.

3.1	Amended and Restated Articles of Incorporation of the Company, filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q filed with the SEC on November 13, 2008 and incorporated by reference herein.

3.2	Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on July 7, 2008 and incorporated by reference herein.

9.1	Form of Stockholder Voting Agreement by and among QuikByte Software, Inc. and the Stockholder of Sorrento Therapeutics, Inc. set forth on the signature page thereto, dated as of July 14, 2009.

10.1	Form of Stock Purchase Agreement, dated September 18, 2009, by and among QuikByte Software, Inc. and the Investors listed on Exhibit A thereto.

10.2	Form of Lockup Agreement.

10.3	Escrow Agreement, dated September 18, 2009, by and among QuikByte Software, Inc., the Stockholders’ Agent, the Parent Representative and Bank of America, N.A.

10.4 ±	Employment Letter, dated September 18, 2009, between QuikByte Software, Inc. and Dr. Antonius Schuh.

10.5 ±	Employment Letter, dated September 18, 2009, between QuikByte Software, Inc. and Dr. Henry Ji.

10.6	Standard Multi-Tenant Office Lease-Net, dated July 28, 2008, by and between Sorrento Therapeutics, Inc. and Suntree Garden, LLC.

10.7	First Amendment to Lease, dated August 18, 2009, by and between Sorrento Therapeutics, Inc. and Suntree Garden, LLC.

10.8	Share Purchase Agreement, dated June 10, 2009, between Sorrento Therapeutics, Inc. and OPKO Health, Inc.

10.9	Limited License Agreement, dated June 10, 2009, between Sorrento Therapeutics, Inc. and OPKO Health, Inc.

Exhibit Number	Description
10.10++	Patent Assignment Agreement, dated June 10, 2009, between Henry H. Ji and Sorrento Therapeutics, Inc.

10.11	Form of Stock Option Agreement.

21.1	Subsidiary of QuikByte Software, Inc.

99.1	Press Release, dated September 18, 2009.

*	Non-material schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

++	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.

±	Management contract or compensatory plan.